SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

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Exchange Act of 1934 (Amendment No.  )

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Lafarge North America Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 7, 2002

      The 2002 annual meeting of stockholders of Lafarge North America Inc. will be held at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia, on Tuesday, May 7, 2002, beginning at 9:00 a.m. local time. At the meeting, the holders of the Company’s Common Stock and the holders of the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc. — through an agreement with Computershare Trust Company of Canada whereby it votes the Company’s Voting Stock as instructed by holders of Exchangeable Preference Shares — will act on the following matters:

(1)	Election of directors for the ensuing year;

(2)	Approval of the Company’s 2002 Stock Option Plan;

(3)	Consideration of a stockholder proposal, if presented at the meeting;

(4)	Ratification of the appointment of Arthur Andersen LLP as the Company’s independent accountants for fiscal year 2002; and

(5)	Any other matters that properly come before the meeting.

      Holders of record of the Company’s Common Stock and of the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc., at the close of business on March 12, 2002 are entitled to vote, or in the case of the Exchangeable Preference Shares, to direct the vote of the Company’s Voting Stock, at the meeting or any postponements or adjournments of the meeting.

      Please submit your proxy, or in the case of the Exchangeable Preference Shares your instructions to the Computershare Trust Company of Canada, as soon as possible so that your shares can be voted at the meeting in accordance with your instructions.

March 29, 2002

By Order of the Board of Directors

L. PHILIP MCCLENDON
Senior Vice President - General Counsel and Secretary

TABLE OF CONTENTS

ABOUT THE MEETING	1
Why am I receiving these materials?	1
What information is contained in these materials?	1
What proposals will be voted on at the meeting?	1
What is Lafarge North America’s voting recommendation?	1
What is the record date and how many shares were outstanding on the record date?	1
What constitutes a quorum?	2
What shares owned by me can be voted?	2
How do I vote?	2
Can I change my vote?	2
What vote is required to approve each item?	3
How will abstentions and broker non-votes affect the election of directors and approval of the proposals to be considered at the meeting?	3
What does it mean if I receive more than one proxy or voting instruction card?	3
Where can I find the voting results of the meeting?	3
STOCK OWNERSHIP	4
Who are the largest owners of the Company’s stock?	4
How much stock do the Company’s directors and executive officers own?	5
ITEM 1 — ELECTION OF DIRECTORS	7
Who are the nominees standing for election as directors?	7
How are directors compensated?	9
What committees has the Board established?	10
Other Information	11
Section 16(a) Beneficial Ownership Reporting Compliance	11
EXECUTIVE COMPENSATION	12
Report on Executive Compensation	12
Compensation Committee Interlocks and Insider Participation	14
Summary Compensation Table	15
Option Exercises and Year-End Values	16
Option Grants	16
Performance Graph	17
Retirement Plans	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	19
Indebtedness of Management	19
Transactions with Management and Others	19
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	22
Summary of Audit and Non-Audit Fees	23
ITEM 2 — APPROVAL OF 2002 STOCK OPTION PLAN	24
Stock Subject to the 2002 Plan	24
Plan Administration	24
Participants	24
Stock Options	24
Stock Appreciation Rights	25
Restricted Stock	26
U.S. Federal Income Tax Consequences	26
Canadian Federal Income Tax Consequences	28
ITEM 3 — STOCKHOLDER PROPOSAL	29
ITEM 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS	31
OTHER MATTERS	32
Are other matters to be considered at the annual meeting?	32
When must stockholder proposals for the 2003 annual meeting be submitted?	32
Who will bear the cost of soliciting proxies for the annual meeting?	32
How do I obtain a copy of the Company’s Form 10-K Annual Report?	32
APPENDIX — LAFARGE NORTH AMERICA INC. 2002 STOCK OPTION PLAN

i

12950 Worldgate Drive, Suite 500

Herndon, Virginia 20170

PROXY STATEMENT

      This proxy statement contains information relating to the annual meeting of stockholders of Lafarge North America Inc. to be held at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia on Tuesday, May 7, 2002 beginning at 9:00 a.m. local time, and at any postponements or adjournments thereof.

ABOUT THE MEETING

Why am I receiving these materials?

      The Board of Directors of Lafarge North America is providing these proxy materials to you in connection with Lafarge North America’s annual meeting of stockholders scheduled for 9:00 a.m., May 7, 2002 at the Hyatt Regency Hotel, 1800 Presidents Street, Reston, Virginia 20190. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

What information is contained in these materials?

      This proxy statement contains information relating to the proposals to be voted on at the meeting, the voting process, the compensation of our directors and our most highly paid officers, and certain other required information.

What proposals will be voted on at the meeting?

      There are four proposals scheduled to be voted on at the meeting:

•	election of directors for the ensuing year;

•	approval of the Company’s 2002 Stock Option Plan;

•	consideration of a stockholder proposal, if presented at the meeting; and

•	ratification of the appointment of Arthur Andersen LLP as the Company’s independent accountants.

What is Lafarge North America’s voting recommendation?

      Our board of directors recommends that you vote “FOR” all of the nominees to the board, “FOR” approval of the 2002 Stock Option Plan, “AGAINST” the stockholder proposal and “FOR” ratification of Arthur Andersen LLP as the Company’s independent accountants.

What is the record date and how many shares were outstanding on the record date?

      The record date for the annual meeting is March 12, 2002. At the close of business on the record date, there were 68,336,681 shares of Common Stock, par value $1.00 per share, and 4,209,963 Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc. outstanding.

What constitutes a quorum?

      The presence at the meeting in person or by proxy of the holders of a majority of the combined total of the Company’s Common Stock and the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc. (through instructions to the Computershare Trust Company of Canada as to how to vote the Company’s Voting Stock) outstanding on the record date will constitute a quorum. Broker non-votes and shares represented by proxies received but marked as abstentions will be counted as present for purposes of determining the quorum.

What shares owned by me can be voted?

      You may vote all of the Company’s Common Stock and Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc., owned by you as of the record date, March 12, 2002.

How do I vote?

      Common Stock Held Directly by You. If you complete and properly sign and return the accompanying proxy card, it will be voted as you direct. If you have access to the Internet and desire to do so, you may submit your proxy over the Internet by following the “Vote by Internet” instructions on the proxy card. If you live in the United States or Canada, you may submit your proxy over the phone by following the “Vote by Phone” instructions on the proxy card. You may also attend the meeting and deliver your proxy card in person or otherwise vote in person at the meeting. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the meeting.

      Common Stock Held in a Broker’s Account or by a Nominee (i.e., held in “street name”). You may vote shares of Common Stock held by your broker or other nominee by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the voting instruction card included by your broker or nominee for specific instructions on how to submit your vote. You may not vote these shares in person at the meeting.

      Exchangeable Preference Shares. Holders of Exchangeable Preference Shares are entitled to direct how the Company’s Voting Stock is to be voted at the annual meeting. We have deposited shares of our Voting Stock with the Computershare Trust Company of Canada under an arrangement whereby Computershare Trust is to vote those shares as directed by holders of Exchangeable Preference Shares. Under this arrangement, each holder of Exchangeable Preference Shares (other than Lafarge North America Inc. and Lafarge Canada Inc.) may instruct Computershare Trust how to vote one share of Voting Stock for each Exchangeable Preference Share held. You must direct Computershare Trust Company how to vote no later than May 3, 2002. Please refer to the instruction card included by Computershare Trust for specific instructions on how to direct your vote. You may also attend the meeting and vote in person one share of voting stock for each Exchangeable Preference Share owned by you.

      Anyone acquiring Exchangeable Preference Shares after the close of business on the record date, March 12, 2002, may instruct the Computershare Trust Company of Canada to vote the underlying Voting Stock on his or her behalf even though he or she did not hold the Exchangeable Preference Shares on the record date. To do so, he or she must notify Computershare Trust in writing no later than April 22, 2002 either (i) how Computershare Trust should vote the underlying Voting Stock or (ii) that the holder of the Exchangeable Preference Shares will attend the annual meeting and vote those shares in person. Computershare Trust must also receive at its offices in Montreal, Quebec no later than April 29, 2002 properly endorsed certificates for those shares or other evidence satisfactory to Computershare Trust that ownership of the Exchangeable Preference Shares has transferred.

Can I change my vote?

      Holders of Common Stock may change their vote at any time prior to the vote at the annual meeting. To change your vote for shares held directly in your name, you may either grant a new proxy or attend the annual meeting and vote in person. If you attend the meeting but do not inform us that you wish to change your vote, your proxy will be voted as previously directed. To change your vote for shares you beneficially own, you must submit new voting instructions to your broker or nominee. To change your vote for Exchangeable Preference Shares, you must write to the Computershare Trust Company of Canada before it has acted upon your prior instructions.

What vote is required to approve each item?

      Election of Directors. The affirmative vote of a plurality of the votes cast at the annual meeting either in person or by proxy is required for the election of directors.

      Approval of 2002 Stock Option Plan. The affirmative vote of a majority of votes cast at the annual meeting either in person or by proxy with respect to the approval of the 2002 Stock Option Plan is required to approve the 2002 Stock Option Plan.

      Approval of Stockholder Proposal. The affirmative vote of a majority of votes cast at the annual meeting either in person or by proxy with respect to the stockholder proposal is required to approve the stockholder proposal.

      Ratification of Appointment of Independent Accountants. The affirmative vote of a majority of votes cast at the annual meeting either in person or by proxy with respect to the ratification of the appointment of Arthur Andersen is required to ratify the appointment of Arthur Andersen as independent accountants for the Company.

How will abstentions and broker non-votes affect the election of directors and approval of the proposals to be considered at the meeting?

      Abstentions and broker non-votes will not be counted as votes cast with respect to the election of directors, approval of the 2002 Stock Option Plan, the stockholder proposal or the ratification of the appointment of Arthur Andersen and, therefore, will have no effect on the result of any such vote.

What does it mean if I receive more than one proxy or voting instruction card?

      If you receive more than one proxy card, your shares are registered under different names or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the meeting?

      We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2002.

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

      The table below shows all stockholders known to the Company to beneficially own (under the rules of the SEC) as of March 12, 2002 more than 5% of the Company’s Common Stock.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership	Percent of Class(1)

Lafarge S.A.	39,130,786(2)	53.9%
61, rue des Belles Feuilles
75116 Paris France
FMR Corp.	7,691,884(3)	10.6%
82 Devonshire Street
Boston, Massachusetts 02109

(1)	Calculated based on the number of shares of Common Stock plus the number of Exchangeable Preference Shares outstanding. Holders of Exchangeable Preference Shares (other than the Company and Lafarge Canada Inc.) have voting rights in the Company through a trust holding shares of the Company’s Voting Stock.

(2)	Includes 38,642,266 shares of Common Stock and 488,520 Exchangeable Preferences Shares of our subsidiary, Lafarge Canada Inc., held by Lafarge S.A. either directly or through its beneficial interests in Lafarge (U.S.) Holdings and Paris-Zurich Holdings (both New York trusts) and Cementia Holdings A.G., a Swiss corporation and majority-owned subsidiary of Lafarge S.A.

(3)	Based solely on Schedule 13G/ A dated February 14, 2002 filed by FMR Corp. with the U.S. Securities and Exchange Commission. The Schedule 13G/ A reports beneficial ownership by FMR Corp. of 7,691,884 shares of Common Stock, with sole power to dispose or direct the disposition of all such shares and sole power to vote (or direct the vote of) 361,786 of such shares. The Schedule 13G/ A also reports that the interest of Magellan Fund, an investment company registered under the Investment Company Act of 1940, in the shares of Common Stock beneficially owned by FMR Corp. amounted to 3,752,563 shares.

      The Company and its parent, Lafarge S.A., are parties to an Option Agreement dated November 1, 1993 and amended as of May 2, 2000. This agreement, as amended, is intended to enable Lafarge S.A. to maintain its existing margin of voting control. Through this agreement, as amended, Lafarge S.A. has the right until October 31, 2003 to purchase voting securities from the Company whenever the Company issues voting securities. The agreement and related amendment were approved by the Company’s independent directors (i.e., those directors with no affiliation with Lafarge S.A.) based upon the business advantages to the Company which result from Lafarge S.A.’s majority ownership of the Company. Lafarge S.A. is a public company whose voting securities are traded on various European securities exchanges as well as the New York Stock Exchange. Through its worldwide interests, Lafarge S.A. is principally engaged in the manufacture and sale of cement, concrete, aggregates, gypsum products and roofing. The Company understands that Lafarge S.A. presently intends to maintain its position as majority owner of the Company.

How much stock do the Company’s directors and executive officers own?

      The table below shows the number of shares of the Company’s Common Stock and the number of shares of the common stock of Lafarge S.A. (the Company’s “parent” as defined in regulations issued under the Securities Exchange Act of 1934) beneficially owned as of March 12, 2002 by (i) the Company’s directors, (ii) the executive officers of the Company named in the Summary Compensation Table below and (iii) the directors and executive officers of the Company as a group. Unless otherwise indicated, all shares are directly owned.

	Beneficial Ownership			Beneficial Ownership
	of the Company’s			of Lafarge S.A.
	Common Stock(1)(2)			Common Stock(2)

	Number		Percent	Number	Percent
Name	of Shares		of Class	of Shares	of Class

Marshall A. Cohen	13,000	(3)	*	0
Bertrand P. Collomb	131,450		*	68,764	*
Philippe P. Dauman	10,000		*	0
Bernard L. Kasriel	40,750		*	144,437	*
Jacques Lefèvre	5,100		*	1,461	*
Paul W. MacAvoy	14,000		*	0
Claudine B. Malone	12,250		*	0
Gwyn Morgan	0			0
Robert W. Murdoch	14,100		*	1,553	*
Bertin F. Nadeau	6,084	(4)	*	0
John D. Redfern	22,730		*	559	*
Joe M. Rodgers	13,500	(5)	*	0
Philippe R. Rollier	10,000		*	6,482	*
Michel Rose	4,000		*	314	*
Lawrence M. Tanenbaum	1,750		*	0
Gerald H. Taylor	6,000		*	0
Michael J. Balchunas	57,274		*	0
Edward T. Balfe	87,894		*	0
Peter H. Cooke	98,777		*	0
Larry J. Waisanen	78,801		*	0
All directors and executive officers of the Company as a group (28 persons)	787,891		*	225,554	*

*	Less than 1%

(1)	The shares below include Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc. (which are exchangeable at the option of the holder into Common Stock on a one for one basis) and Common Stock covered by stock options that were exercisable on March 12, 2002 or within 60 days thereafter (referred to below as “currently exercisable options”). Holders of Exchangeable Preference Shares have voting rights in the Company through a trust holding shares of the Company’s Voting Stock and are entitled to direct the voting of one share of Voting Stock for each Exchangeable Preference Share held.

(2)	The number of shares reported for each of the individuals listed below includes the following number of shares which are not outstanding but are subject to currently exercisable options:

	Company	Lafarge S.A.
	Common	Common
Name	Stock	Stock

Marshall A. Cohen	12,000	0
Bertrand P. Collomb	116,250	43,781
Philippe P. Dauman	10,000	0
Bernard L. Kasriel	38,750	139,373
Jacques Lefèvre	5,000	1,461
Paul W. MacAvoy	12,000	0
Claudine B. Malone	12,000	0
Robert W. Murdoch	12,000	0
Bertin F. Nadeau	5,000	0
John D. Redfern	12,000	559
Joe M. Rodgers	12,000	0
Philippe R. Rollier	10,000	0
Michel Rose	4,000	0
Lawrence M. Tanenbaum	1,750	0
Gerald Taylor	4,000	0
Michael J. Balchunas	55,000	0
Edward T. Balfe	83,125	0
Peter H. Cooke	97,000	0
Larry J. Waisanen	75,625	0
Total Directors & Officers	737,000	184,466

(3)	Includes 1,000 shares owned by Adroit Investments Ltd., which is controlled by Mr. Cohen.

(4)	Includes 1,084 shares owned by La Financiere Nadeau Ltd. which is controlled by Mr. Nadeau.

(5)	Includes 1,500 shares owned by JMR Investments which is controlled by Mr. Rodgers and his wife.

ITEM 1 — ELECTION OF DIRECTORS

Who are the nominees standing for election as directors?

      Each of the nominees below has consented to serve as a director if elected. Except for Mr. Morgan, all are currently directors of the Company. All proxies received, unless revoked, will be voted for each of the nominees listed below, unless authorization to so vote is withheld. Cumulative voting is not permitted. If a nominee should become unavailable to stand for election for any reason, the persons designated as proxies will have full discretion to cast their votes for any other person designated by the Board. Below you will find certain background information regarding each of the nominees.

      MARSHALL A. COHEN, Counsel, Cassels, Brock & Blackwell, Barristers and Solicitors. Mr. Cohen, age 66, has served in such capacity since October 1996. From November 1988 to September 1996, he was President and Chief Executive Officer and a director of The Molson Companies Limited. He is also a director of Barrick Gold Corporation, American International Group, Inc., Premcor Inc. and Collins & Ackman. He has served as a director of the Company since 1991.

      BERTRAND P. COLLOMB, Chairman of the Board of the Company and Chairman of the Board and Chief Executive Officer of Lafarge S.A. Mr. Collomb, age 59, has served as Chairman of the Board of the Company since January 1989 and as Chairman of the Board and Chief Executive Officer of Lafarge S.A. since August 1, 1989. He served as Vice Chairman of the Board and Chief Operating Officer of Lafarge S.A. from January 1989 to August 1, 1989. He was Vice Chairman of the Board and Chief Executive Officer of the Company and Senior Executive Vice President of Lafarge S.A. from 1987 until January 1989. He has served as a director of the Company since 1985.

      PHILIPPE P. DAUMAN, Co-Chairman and Chief Executive Officer of DND Capital Partners, LLC since May 2000. Prior to May 2000, Mr. Dauman, age 48, served as Deputy Chairman since January 1996 and as Executive Vice President since March 1994 of Viacom, Inc. He also held the title of General Counsel of Viacom from 1993 to 1998. Previously Mr. Dauman was a partner of the law firm Shearman & Sterling. He is also a director of Viacom, Inc. and Viacom’s parent company, National Amusements, Inc., Blockbuster, Inc. and Genuity, Inc. He has served as a director of the Company since 1997.

      BERNARD L. KASRIEL, Vice Chairman of the Board of the Company and Vice Chairman and Chief Operating Officer of Lafarge S.A. Mr. Kasriel, age 55, was elected to his current position in May 1996. He has served as Vice Chairman and Chief Operating Officer of Lafarge S.A. since January 1, 1995. Prior to that he served as Managing Director of Lafarge S.A. from 1989 to 1994, Senior Executive Vice President of Lafarge S.A. from 1987 to 1989 and Executive Vice President of Lafarge S.A. from 1982 until March 1987. Mr. Kasriel is also a director of Sonoco Products Company. He has served as a director of the Company since 1989.

      JACQUES LEFÈVRE. Mr. Lefèvre, age 63, served as Vice Chairman and Chief Operating Officer of Lafarge S.A. from January 1, 1995 until his retirement in September 2000. From August 1, 1989 to 1994, he served as Managing Director of Lafarge S.A. He served as Senior Executive Vice President of Lafarge S.A. from 1987 to August 1, 1989 and as Executive Vice President of Lafarge S.A. from 1983 to 1987. He has served as a director of the Company since 1983.

      PAUL W. MACAVOY, Williams Brothers Professor of Management Studies, Yale School of Management. Mr. MacAvoy, age 67, has been Williams Brothers Professor since 1992. He served as Dean of the Yale School of Management from 1992 to 1994 and as Dean and John M. Olin Professor, Simon Graduate School of Business Administration, University of Rochester from 1983 to 1991. He is an elected member of the American Academy of Arts and Sciences. Mr. MacAvoy has served as a director of the Company since 1993.

      CLAUDINE B. MALONE, President of Financial & Management Consulting, Inc. Ms. Malone, age 65, has served in such capacity since 1982. Ms. Malone is also a director of Hasbro, Inc., Lowe’s Companies, SAIC Corp. and CGNU Corporation. She has served as a director of the Company since May 1994.

      GWYN MORGAN, President and Chief Executive Officer of Alberta Energy Company Ltd. and President and Chief Executive Officer Designate of EnCana Corporation, to be formed through the merger of Alberta Energy Company Ltd. and PanCanadian Energy Corporation upon shareholders approval April 4, 2002. Mr. Morgan, age 56, was a member of the founding management of the Alberta Energy Company Ltd. in 1975 and was appointed Chief Executive Officer in 1994. He is a director of the HSBC Bank Canada, the Canadian Council of Chief Executives, the Institute of the Americas, a governor of the Council for Canadian Unity and a trustee of The Fraser Institute.

      ROBERT W. MURDOCH, Corporate Director. Mr. Murdoch, age 60, was formerly President and Chief Executive Officer of the Company from January 1989 to August 1992, President and Chief Executive Officer of LCI from 1985 to 1992, Senior Executive Vice President of Lafarge S.A. from August 1989 to September 1992 and President and Chief Operating Officer of the Company from 1987 to 1989. Mr. Murdoch is also a director of Lafarge S.A., LCI, Usinor S.A., Sierra Systems Group Inc., Lallmand, Inc., Timberwest and A.P. Plassman. He has served as a director of the Company since 1987.

      BERTIN F. NADEAU, Chairman of the Board and Chief Executive Officer of GescoLynx Inc. (a private holding company). Mr. Nadeau has served in such capacity since September 30, 1994. He was also Chairman of the Board, President and Chief Executive Officer of Unigesco Inc. from 1982 to September 1994 and Chairman of the Board of Unigesco’s affiliate, Univa Inc. (a marketer and distributor in the food sector) from October 1989 to July 1993. Mr. Nadeau, age 61, is also a director of Sun Life Assurance Company of Canada. He has served as a director of the Company since 1988.

      JOHN D. REDFERN, Chairman of the Board of LCI. Mr. Redfern has served as Chairman of the Board of LCI since 1984. Mr. Redfern served as Vice Chairman of the Board of the Company from January 1989 to May 1996, as Chairman of the Board of the Company from 1985 until January 1989, as President and Chief Executive Officer of the Company from 1983 until 1985 and as Chief Executive Officer of LCI from 1977 to 1985. Mr. Redfern, age 66, is also a director of LCI. He has served as a director of the Company since 1983.

      JOE M. RODGERS, Chairman, The JMR Group (investment company). Mr. Rodgers, age 68, served as the United States Ambassador to France from 1985 until 1989. He is also a director of AMR Corporation/ American Airlines, Inc., Gaylord Entertainment Company, Medical Properties of America, Inc., SunTrust Bank, Nashville, N.A., Towne Services, Inc., and Tractor Supply Company. He has served as a director of the Company since 1989.

      PHILIPPE R. ROLLIER, President and Chief Executive Officer of the Company. Mr. Rollier, age 59, served as Regional President of Lafarge S.A. – Central Europe and CIS for Cement, Aggregates and Concrete from 1995 to 2001 and as Groupe Executive Vice President of Lafarge S.A. from 1999 to 2001. Since joining Lafarge S.A. in 1969, Mr. Rollier has held positions of increasing managerial importance throughout Europe and Canada. Mr. Rollier has served as a director of the Company since 2001.

      MICHEL ROSE, Group Senior Executive Vice President of Lafarge S.A. Mr. Rose has served as Senior Executive Vice President of Lafarge S.A. since 1989. Mr. Rose, age 59, served as President and Chief Executive Officer of the Company from September 1, 1992 until September 30, 1996. He served as Chairman and Chief Executive Officer of Orsan S.A., a subsidiary of Lafarge S.A., from 1987 to 1992. He has served as a director of the Company since 1992.

      LAWRENCE M. TANENBAUM, Chairman and Chief Executive Officer of Kilmer Van Nostrand Co. Limited (private investment holding company). Mr. Tanenbaum, age 56, was also Chairman of the Warren Paving & Materials Group Limited which became a part of the Company in December 2000. He is also an owner of Maple Leaf Sports and Entertainment Ltd. (owners of the Toronto Maple Leafs hockey team and the Toronto Raptors basketball team) and a member of the Board of Governors of the National Basketball Association. He has served as a director of the Company since 2001.

      GERALD H. TAYLOR, Telecommunications Consultant and Private Investor. Mr. Taylor, age 60, served as Chief Executive Officer of MCI from November 1996 to October 1998. He also served as MCI’s President and Chief Operating Officer from July 1994 to November 1996 and as MCI’s Chief Operating

Officer from April 1993 to July 1994. Mr. Taylor is also a director of CIENA and Intelliden Corporation. He has served as a director f the Company since 1999.

      There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company or any of its subsidiaries.

How are directors compensated?

      Base Compensation. Directors who are also employees of the Company receive no additional compensation for service as directors. Each non-employee director receives an annual fee of $34,000 for service as a director, plus $1,000 for each Board meeting attended. Each non-employee director also receives an annual fee of $3,000 for each committee on which he or she serves, plus an additional $3,000 annually for each committee of which he or she serves as chair. All fees are paid quarterly. All directors are reimbursed for travel, lodging and other expenses they incur related to attending Board and committee meetings.

      Each year, directors may elect to defer payment of their fees for that year until termination of their service as a director. Any such election must be made prior to that year’s annual stockholder meeting and must specify one of two payment options—lump sum or up to ten annual installments. Directors may elect either to have their deferred fees bear interest computed quarterly at the average prime rate for the quarter or to invest their deferred fees (in increments from 10% to 100%) in “phantom” shares of the Company’s Common Stock. Investments in phantom shares will be valued at the NYSE closing price of the Company’s Common Stock on the date non-deferred fees would be payable. Dividends will be credited to deferred phantom shares and will be reinvested in additional phantom shares at the NYSE closing price on the dividend payment date. Directors may change existing deferred compensation investments (from cash to phantom shares or vice versa) each quarter during prescribed window periods. Phantom shares will have no voting rights and may not be sold or transferred. Distributions from phantom shares will be valued at the NYSE closing price of the Company’s Common Stock on the last trading day before the payment date.

      A non-employee director who is 70 years of age or older (or, with the approval of the Board Governance Committee, between the ages of 65 and 69) and who has seven or more years of credited service as a director is entitled to receive upon retirement from the Board of Directors $20,000 annually for the remainder of his or her life, and his or her surviving spouse is entitled to receive $10,000 annually for the remainder of his or her life following such director’s death. A non-employee director retiring at age 55 through 69 who has three or more years of credited service is entitled to receive upon retirement $20,000 annually for a period of time equal to his or her period of credited service as a director. His or her surviving spouse is entitled to receive $10,000 annually for the balance of such period if the director dies before the end of such period.

      Two non-employee directors of the Company (Mr. Redfern and Mr. Murdoch) also serve as directors of the Company’s subsidiary, Lafarge Canada Inc. Each receives from Lafarge Canada Inc. an annual fee of Cdn. $14,000 for service as a director (paid semi-annually) plus Cdn. $1,000 for each board or committee meeting attended (paid at the conclusion of the meeting). In addition, each is reimbursed by Lafarge Canada Inc. for travel, lodging and other expenses he incurs related to attending Lafarge Canada Inc. board and committee meetings.

      Options. Each non-employee director receives during February of each year an automatic grant of an option to purchase 1,000 shares of common stock. For fiscal 2001, Marshall A. Cohen, Philippe P. Dauman, Jacques Lefèvre, Paul W. MacAvoy, Claudine B. Malone, Robert W. Murdoch, Bertin F. Nadeau, John D. Redfern, Joe M. Rodgers, Michel Rose, Lawrence M. Tanenbaum and Gerald H. Taylor received grants under this plan. Each option grant permits the recipient to purchase shares at their fair market value on the date of grant, which was $29.97 in the case of options granted in 2001.

      Options granted to non-employee directors vest depending upon the director’s length of service at the time of grant. Options granted to directors who have served continuously for at least four years as of the date of grant are fully vested. Options granted to directors who have served continuously less than four years as of the date of grant vest 25% on such date for each year of the director’s prior continuous service through the date of grant and vest 25% on each subsequent anniversary of a director’s joining the Board.

What committees has the Board established?

      The Board of Directors has standing Executive, Finance, Board Governance, Management Development and Compensation, Audit, Stock Option, Pension, and Strategy and Development Committees.

CURRENT BOARD COMMITTEE MEMBERSHIPS

Management
			Board	Development &		Stock		Strategy and
Name	Executive	Finance	Governance	Compensation	Audit	Option	Pension	Development

Marshall A. Cohen		*			#			*
Bertrand P. Collomb	*		*					*
Philippe P. Dauman				#	*	#	*
Bernard L. Kasriel	#							*
Jacques Lefèvre		#
Paul W. MacAvoy			*				*	*
Claudine B. Malone			*	*		*	#
Robert W. Murdoch							*	*
Bertin F. Nadeau		*		*		*	*
John D. Redfern	*		#	*
Joe M. Rodgers		*			*		*
Philippe R. Rollier	*	*						#
Michel Rose								*
Lawrence M. Tanenbaum					*			*
Gerald H. Taylor				*	*	*

* Member

# Chairman

     Executive Committee. The Executive Committee has the authority and power of the Board of Directors in the management of the business and affairs of the Company when the Board of Directors is not in session, except as otherwise provided by law. In practice, however, the Committee generally acts only with respect to matters delegated to it by the entire Board of Directors. The Executive Committee did not meet during fiscal 2001, but took action by unanimous written consent once during the year.

      Finance Committee. The Finance Committee makes recommendations to the Board of Directors as to various matters involving the financial affairs of the Company. The Finance Committee met five times during fiscal 2001.

      Board Governance Committee. The Board Governance Committee identifies and presents qualified persons for election and re-election as directors of the Company. This Committee annually reviews Board and Board committee performance, as well as the effectiveness of the Company’s governance structure and matters related to corporate governance. The Committee also advises and makes recommendations concerning criteria for Board membership, the number of members of the Board of Directors and the composition and Committee structure of the Board of Directors. The Board Governance Committee met twice during fiscal 2001.

      Management Development and Compensation Committee. The Management Development and Compensation Committee reviews the Company’s executive management and Board compensation standards and practices, and recommends revisions and changes in compensation arrangements. The Committee also reviews executive resources, the performance of key executives as well as organization and succession plans. The Committee approves compensation changes for all senior executives and it makes recommendations to the Board as to who should serve as officers of the Company. The Management Development and Compensation Committee met six times during fiscal 2001.

      Audit Committee. The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders and others, the systems of internal controls which management and the Board have established and the audit process. The Audit Committee serves as a focal point for and facilitates open communications relating to financial, accounting, reporting and internal control matters between the Board, management, the internal auditors and the Company’s independent accountants. The Audit committee met three times during fiscal 2001.

      Stock Option Committee. The Stock Option Committee administers the Company’s stock option plans and has sole authority to grant options under the Company’s stock option plans. The Stock Option Committee met once during fiscal 2001.

      Pension Committee. The Pension Committee administers the Company’s various pension plans, regularly reviewing the funding status of the plans and performance of the managers of the assets of the plans, making changes in such managers when it deems it appropriate. The Pension Committee met three times during fiscal 2001.

      Strategy and Development Committee. The Strategy and Development Committee is responsible for reviewing the short-range and long-term strategic plans of the Company. This Committee also considers various strategic issues, major acquisitions and dispositions of assets and advises the Board of Directors with respect thereto. The Strategy and Development Committee met one time during fiscal 2001, with the participation of the full Board.

Other Information

      The Board of Directors held six meetings in 2001. Each Board Committee held such number of meetings as indicated in such Committee’s description above. During 2001, Mr. Rose (71%) attended fewer than 75% of the aggregate of the number of Board meetings and meetings of the Committees on which he served.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and holders of more than 10% of our Common Stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. Based upon a review of these filings and written representations from the Company’s directors and executive officers, the Company believes that, during 2001, its executive officers, directors and 10% shareholders complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

      The Company’s executive compensation program is administered by the Management Development and Compensation Committee of the Board of Directors and, with respect to stock-based compensation, the Stock Option Committee of the Board of Directors. No member of either committee is an employee of the Company. All decisions made by the Compensation Committee relating to the compensation of the Company’s executive officers are presented to, and are available for review by, the full Board. All decisions relating to stock options are made solely by the Stock Option Committee.

Report on Executive Compensation

      The following is a report submitted by members of the Management Development and Compensation Committee and the Stock Option Committee, addressing the Company’s compensation policy as it related to the Company’s executive officers for fiscal 2001:

      The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company’s executive compensation policies integrate competitive levels of annual base compensation with bonuses based upon corporate performance and individual initiatives and performance. This annual cash compensation, together with the payment of equity-based, incentive compensation, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. All executive officers and certain key managers participate in the Company’s incentive compensation plans.

      In 2001, the Company’s executive compensation program consisted primarily of (i) base salary adjusted from the prior year, (ii) a bonus opportunity, based upon the performance measurements described below, and (iii) options granted under the Company’s 1998 Stock Option Plan.

      Base Salary. In establishing base salaries for executive officers of the Company, the Company participates in executive compensation surveys with other construction materials and cement companies in the United States and Canada, reviews market data of general industry companies of similar size, and utilizes information provided by several independent compensation consultants. The comparison group utilized by the Company for cash compensation matters generally includes industrial companies with annual sales in excess of $1 billion, which employ more than 1,000 full time employees, with a unionized labor force, and which have been profitable over the most recent two to three year period. Individual performance among the companies included in the comparison group is not separately evaluated.

      The Company annually sets base salary targets, or midpoints, for each of its executives, including the President and Chief Executive Officer, at levels within the range of those persons holding comparably responsible positions at other companies in the Company’s comparison group. Such midpoints are established based upon a point system designed to assign a value for each executive office, taking into account the various responsibilities and duties of the specific position. Due to the Company’s long-term approach to compensation and the cyclical nature of the Company’s business, historically a greater percentage of the annual compensation (base salary plus bonus) paid to executive officers has been represented by the salary component. Consequently, the Company has paid slightly higher base salaries and lower annual bonuses than other companies in its comparison group. However, the annual cash compensation targets for the Company’s executive officers have generally been set between the median and the 3rd quartile of the range for annual cash compensation totals in the comparison group.

      Salaries for executive officers are reviewed by the Board’s Management Development and Compensation Committee (the “Compensation Committee”) in the first quarter of each year and may be increased at that time on the basis of the individual performance of the executive, as evaluated by senior management, the Company’s expected financial performance, and changes in competitive pay levels. An annual overall budget of salary increases for the year is prepared, based upon the Company’s expected financial performance and taking into consideration the expected pay increases, if any, indicated by the various industry surveys and information from various compensation consultants. The Compensation Committee then utilizes this budget in establishing salaries based upon management’s evaluation of each officer’s performance during the prior year. In 2001, in view of the Company’s long-term compensation objectives and improvements in the Company’s financial results, the budgeted salary increases were comparable to projected salary increases for the comparison group utilized by the Company.

      The annual base salary of $450,000 for the President and Chief Executive Officer was established in accordance with the policies established for all executive officers and was slightly below the midpoint of the range for persons holding comparable positions at other companies in the comparison group. The Chairman of the Board annually reviews the Chief Executive Officer’s performance and makes a salary recommendation which is acted upon by the Compensation Committee. The 2001 salaries of the other executive officers of the Company listed in the Summary Compensation Table (the “named executive officers”) ranged from approximately 95% to 111% of the midpoints established with respect to each of such positions.

      Annual Incentives. The Company has an annual bonus plan that provides for the payment of bonuses to certain executive officers and key managers contingent upon the achievement of certain financial targets and/or individual objectives. The bonus plan is intended to reward the accomplishment of corporate objectives, reflect the Company’s priority on maximizing earnings, and provide a fully competitive compensation package which will attract, reward and retain quality individuals. Under the plan, one-half of the total bonus opportunity for a participant is based upon the attainment of financially based Company performance objectives and one-half of the total bonus opportunity is based upon the achievement of individual objectives. If both the Company and individual performance objectives are attained or surpassed, participants will be eligible to receive maximum amounts ranging from 40% to 100% of their base salary, depending upon their position with the Company.

      Financially based performance objectives measure the Company’s performance for the year against certain return on equity and return on net asset criteria. Subjective performance criteria are used to evaluate each officer’s individual performance with respect to the individual objectives defined for such officer at the beginning of each year. Individual objectives may include the performance of a specific division or product line for which an officer is responsible, the reduction of Company or division expenses or debt, or other specific tasks or goals, and typically include a series of non-quantifiable objectives.

      Annual incentives are paid only upon the achievement of either financial performance objectives or individual performance objectives for the year. In light of the Company’s earnings performance, financial performance bonuses were paid with respect to 2001 in amounts ranging from 23.2% to 28.4% of the salaries of the Chief Executive Officer and the named executive officers. The individual performance bonuses paid to these persons with respect to 2001 were in the range of 20% to 47% of such salaries.

      Mr. Rollier’s total bonus amount was equal to approximately 70% of his 2001 salary. The Company performance objective on which a portion of such bonus was based was the achievement by the Company of return on equity and return on net assets targets specified by the Compensation Committee. The factors considered by the Compensation Committee in determining the portion of the bonus based on individual objectives included his leadership role with respect to the Company’s performance in 2001.

      Long-Term Incentives. Long-term incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of stockholders. Long-term awards granted in 2001 consisted of non-qualified stock options granted under the Company’s 1998 Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company. Stock options are granted with exercise prices equal to the prevailing market value of the Common Stock and will have value only if the Company’s stock price increases, resulting in a commensurate benefit for the Company’s stockholders. Generally, grants may vest in equal amounts over four years. Executives generally must be employed by the Company or an affiliate of the Company at the time of vesting.

      The Board’s Stock Option Committee (the “Stock Option Committee”) considers on an annual basis the grant of options to executive officers and key managers. The number of options granted is generally based upon the position held by a participant and the Stock Option Committee’s subjective evaluation of such participant’s contribution to the Company’s future growth and profitability. In accordance with the policy maintained by the Stock Option Committee, the total number of options granted in 2001 under the Company’s stock option program represents approximately 1.5% of the approximately 72,500,000 outstanding shares of Common Stock of the Company (including the Exchangeable Preference Shares of our subsidiary, Lafarge Canada Inc.). Generally, the grant of options is an annual determination, but the Stock Option Committee may consider the size of past awards and the total amounts outstanding in making such a determination. For 2001, the Stock Option Committee granted to Mr. Rollier an option to purchase 40,000 shares of the Company’s Common Stock based upon the foregoing factors. These were in addition to the option to purchase 40,000 shares of Common Stock granted to Mr. Rollier upon his appointment as President and Chief Executive Officer on May 8, 2001. Mr. Piecuch was granted an option to purchase 40,000 shares of Common Stock prior to his retirement.

      Lafarge S.A., the Company’s principal stockholder, has advised the Company that it may grant to certain executive officers of the Company options to purchase shares of Lafarge S.A. common stock from time to time, in recognition of their contributions to the overall performance of Lafarge S.A. and its affiliated companies. Options granted by Lafarge S.A. are not considered by the Stock Option Committee in determining the number of options to be granted by the Company.

      The Compensation Committee and the Stock Option Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and stockholder interests. As performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committees believe that compensation levels during 2001 adequately reflect the Company’s compensation goals and policies.

March 1, 2002

Management Development and Compensation Committee	Stock Option Committee
Philippe P. Dauman, Chairman	Philippe P. Dauman, Chairman
Claudine B. Malone	Claudine B. Malone
Bertin F. Nadeau	Bertin F. Nadeau
John D. Redfern	Gerald H. Taylor
Gerald H. Taylor

Compensation Committee Interlocks and Insider Participation

      Of the directors who constitute the Management Development and Compensation Committee and the Stock Option Committee, only John D. Redfern has been an officer of the Company or of our subsidiary, Lafarge Canada Inc. Mr. Redfern’s current and previous positions with the Company and Lafarge Canada Inc. are described under “Item 1 — Election of Directors.”

Summary Compensation Table

      The following table sets forth information with respect to the two individuals who served as Chief Executive Officer during the year and the other four executive officers of the Company who were the most highly compensated for the year ended December 31, 2001 and who were serving as executive officers at year end.

					Long-Term
					Compensation
					Awards

					Securities
	Annual Compensation				Underlying
					Stock
Name and				Other Annual	Options	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	(#)	Compensation(2)

Philippe R. Rollier	2001	$300,000	$210,000		40,000	$217,068
President and Chief Executive Officer of Lafarge North America and LCI since May 8, 2001
John M. Piecuch (3)	2001	282,625			40,000	17,696
President and Chief	2000	484,500	382,500		45,000	21,601
Executive Officer of Lafarge	1999	442,000	425,000		40,000	26,168
North America and LCI until May 8, 2001
Michael J. Balchunas	2001	303,750	142,000	$74,480(4)	16,000	12,138
Senior Vice President	2000	280,000	162,500	119,666(4)	15,000	52,890
and President, U.S.	1999	210,000	156,250		12,000	58,758
Cement Operations
Edward T. Balfe	2001	445,000	260,000		30,000	24,223
Executive Vice President	2000	410,000	300,000		30,000	27,477
and President, Construction	1999	375,000	300,000		27,500	30,534
Materials
Peter H. Cooke	2001	346,500	200,000		25,000	25,593
Executive Vice President —	2000	330,000	216,000		25,000	53,141
Cement Operations	1999	241,666	228,750		21,000	71,638
Larry J. Waisanen	2001	300,000	148,000		25,000	17,134
Executive Vice President	2000	280,000	180,000		25,000	18,687
and Chief Financial	1999	255,000	193,800		22,500	19,719
Officer

(1)	Excludes perquisites and other benefits, unless the aggregate amount of such benefits exceeded the lesser of $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officer.

(2)	The amounts shown for 2001 include (a) $10,613 in contributions or allocations by the Company to each of the executives’ accounts under the Company’s Thrift Savings Plan and Thrift Savings Restoration Plan; (b) term life insurance premiums paid by the Company ($1,755 for Mr. Piecuch, $1,525 for Mr. Balchunas, $4,579 for Mr. Balfe, $1,763 for Mr. Cooke and $1,504 for Mr. Waisanen); and (c) interest that would have been payable by the executive on his interest free loan if the Company required interest to be paid ($49,341 for Mr. Rollier, $5,328 for Mr. Piecuch, $9,031 for Mr. Balfe, $13,217 for Mr. Cooke and $5,017 for Mr. Waisanen). In addition, the amounts shown for 2001 include relocation payments made by the Company for Mr. Rollier totaling $157,114.

(3)	Mr. Piecuch expended 15% of his time and effort for the benefit of Lafarge S.A. Salary and bonus amounts reported are those attributable to his service to the Company.

(4)	Includes tax equalization payments ($74,480 for 2001 and $40,648 for 2000) reimbursing Mr. Balchunas for taxes which he paid to Canadian revenue authorities and related expenses as a result of his performance of services in Canada equal to the difference between actual U.S. and Canadian taxes paid and the tax he would have paid if only a U.S. tax return had been required, plus tax return preparation fees. Also includes $79,018 in payments for country club initiation and periodic dues for 2000.

Option Exercises and Year-End Values

      The following table shows information with respect to stock options exercised during 2001 and unexercised options to purchase the Company’s Common Stock granted to the Chief Executive Officers and the other named executive officers and held by them at December 31, 2001.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options
	Shares		December 31, 2001		at December 31, 2001(2)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Philippe R. Rollier	0	0	0	40,000	0	$142,800
John M. Piecuch	105,000	$1,594,175	62,500	102,500	$359,928	834,084
Michael J. Balchunas	11,000	240,075	41,750	36,250	504,315	298,660
Edward T. Balfe	80,000	1,259,081	55,000	72,500	393,122	583,216
Peter H. Cooke	0	0	74,250	59,250	892,588	485,100
Larry J. Waisanen	0	0	53,125	59,375	537,970	482,361

(1)	Market value on exercise date minus option exercise price times number of options exercised.

(2)	Market value at year end ($37.57) of one share of the Company’s Common Stock minus option exercise price times number of options.

Option Grants

      The following table shows information with respect to grants of stock options pursuant to the Company’s 1998 Stock Option Plan during 2001 to the Chief Executive Officers and the other named executive officers. No stock appreciation rights were granted in 2001.

	Number	Option Grants in Last Fiscal Year
	of Securities
	Underlying	Percentage of
	Options	Total Options			Grant Date
	Granted(1)	Granted to Employees	Exercise	Expiration	Present Value(2)
Name	(#)	in 2001	Price ($/sh)	Date	($)

Philippe R. Rollier	40,000	3.7%	$34.00	5/08/11	$526,000
John M. Piecuch	40,000	3.7%	29.97	2/12/11	457,200
Michael J. Balchunas	16,000	1.5%	29.97	2/12/11	182,880
Edward T. Balfe	30,000	2.8%	29.97	2/12/11	342,900
Peter H. Cooke	25,000	2.3%	29.97	2/12/11	285,750
Larry J. Waisanen	25,000	2.3%	29.97	2/12/11	285,750

(1)	All options expire ten years after the grant date and vest in annual 25% increments beginning one year after the grant date.

(2)	In accordance with Securities and Exchange Commission rules, we have used the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The real value of the options in this table depends upon actual changes in the market price of the Company’s Common Stock during the applicable period.

Performance Graph

      The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s Common Stock for the five-year period ending December 31, 2001 with the cumulative total return of the Russell 3000 Index (a broad market equity index), the Wilshire 5000 Index (a broad market equity index) and the cumulative total return of a group of peer companies in the construction materials and cement industry selected by the Company. The peer group includes: St. Lawrence Cement, Inc., Texas Industries, Inc., Vulcan Materials Company, Centex Construction Products Inc. and USG Corp. The Company is switching from the Wilshire 5000 to the Russell 3000 because the Company believes the Russell 3000 Index is comprised of companies that more closely resemble the Company in terms of market capitalization. Further, while both indices are market cap weighted, many of the companies in the Wilshire 5000 at the lower end of the market cap range are more volatile than the Company, thus producing an index that the Company believes is less comparable to the performance of our Common Stock.

Comparison of Five Year Cumulative Total Return (1)

Among Lafarge North America Inc., Russell 3000, Wilshire 5000, and Peer Group

(1)	Assumes $100 invested on December 31, 1996 in Lafarge North America Inc. Common Stock, Russell 3000 Index, Wilshire 5000 Index and Peer Group Index (constructed by the Company as described above). Total return assumes reinvestment of dividends.

(2)	Includes St. Lawrence Cement, Inc. (converted to U.S. currency at a constant rate), Texas Industries, Inc., Vulcan Materials Company, Centex Construction Products Inc. and USG Corp.

Retirement Plans

      The Company has a trusteed noncontributory defined benefit pension plan for salaried U.S. employees. The normal retirement age of participants is 65. The amount of retirement income available to participants under the plan is based upon the years of credited service and final average earnings, which is defined to be the average of the highest annual earnings (which includes salary, bonus and overtime payments) for any 60 consecutive months during the last 120 months of employment. The annual retirement income for each year of credited service is equal to 1.33% of the final average earnings. A participant’s accrued benefit under the plan is fully vested on the date on which such participant completes five years of service under the plan.

      Certain U.S.-domiciled executives of the Company are participants in a supplemental executive retirement plan (the “SERP”) which supplements normal, early and deferred vested benefits under the Lafarge North America retirement plan. Except as described below, the SERP will not be funded in advance for payment of future benefits; the general assets of the Company are the source of funds for the SERP. Pursuant to the SERP, the annual retirement income for each year of credited service for selected executives will be increased from that stated above to 1.75% of final average earnings, less 1.5% of annual primary social security benefits. Further, under the SERP, pension payments will be permitted in excess of the limit of $160,000 per year (as increased according to U.S. Internal Revenue Service rules) applicable under the Lafarge North America retirement plan. Mr. Balchunas and Mr. Waisanen are participants in the SERP.

      In October 1996, the Company established a “rabbi” trust to fund SERP benefits upon a change of control of the Company or of Lafarge S.A. The trust will remain unfunded until a change in control is imminent, at which time the trust would become irrevocable and would be funded with cash sufficient to pay the benefits under the SERP. However, the trust would remain subject to claims of the Company’s creditors. The Board of Directors also adopted a resolution requiring the Company, in the event of a change of control, to make contributions to the Company’s retirement plan to the maximum extent allowable as a current deduction for federal income tax purposes.

      The table set forth below illustrates the amount of combined annual pension benefits payable under the Lafarge North America retirement plan and the SERP to participants in specified average annual earnings and years-of-service classifications, without taking into account offsets for primary social security benefits.

Pension Plan Table

Five-Year	Annual Pension
Average	Covered Years of Service at Age 65
Annual
Earnings	15 years	20 years	25 years	30 years	35 years

$50,000	$13,125	$17,500	$21,875	$26,250	$30,625
100,000	26,250	35,000	43,750	52,500	61,250
150,000	39,375	52,500	65,625	78,750	91,875
200,000	52,500	70,000	87,500	105,000	122,500
250,000	65,625	87,500	109,375	131,250	153,125
300,000	78,750	105,000	131,250	157,500	183,750
350,000	91,875	122,500	153,125	183,750	214,375
400,000	105,000	140,000	175,000	210,000	245,000
450,000	118,125	157,500	196,875	236,250	275,625
500,000	131,250	175,000	218,750	262,500	306,250
550,000	144,375	192,500	240,625	288,750	336,875
600,000	157,500	210,000	262,500	315,000	367,500

      The years of service credited under the retirement plan and the SERP at March 1, 2002 to each individual named in the compensation table above who is a participant in the plans were as follows: Mr. Piecuch — 15 years (retirement), 24 years (SERP); Mr. Balchunas — 29 years (retirement), 29 years (SERP); and Mr. Waisanen — 25 years (retirement), 25 years (SERP).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 2001, Bertrand Collomb received a salary of $270,000 for serving as Chairman of the Board of the Company; Bernard Kasriel received a salary of $150,000 for serving as Vice Chairman of the Board; and John D. Redfern received a fee of Cdn. $36,400 for serving as Chairman of the Board of our subsidiary, Lafarge Canada Inc.

Indebtedness of Management

      The Company and our subsidiary, Lafarge Canada Inc., have extended non-interest bearing loans to certain of their officers to assist in the purchase of housing in the course of relocations. With respect to loans with an outstanding balance in excess of $60,000 at any time during 2001, the largest aggregate amount of such indebtedness outstanding during 2001 and the amount thereof outstanding as of December 31, 2001, respectively, were as follows with respect to the following individuals: Philippe R. Rollier, President and Chief Executive Officer — $1,000,000, $925,000; John M. Piecuch, former President and Chief Executive Officer — $82,000, $72,000; Edward T. Balfe, Executive Vice President and President Construction Materials Group — $135,000, $126,000; Jean-Marc Lechêne, Executive Vice President and President — North American Cement Group — Cdn $634,000, Cdn. $634,000; Peter H. Cooke, former Executive Vice President-Cement Operations — $201,000, $181,000; Larry J. Waisanen, Executive Vice President and Chief Financial Officer — $75,000, $70,000; James J. Nealis, Senior Vice President, Human Resources — $165,000, $156,000; Eric C. Olsen, Senior Vice President, Purchasing and President — Northeast Region — $190,000, $0 and Yvon Brind’Amour, Vice President & Controller — $461,000, $461,000.

Transactions with Management and Others

      The Company, our subsidiary Lafarge Canada Inc. and our majority stockholder Lafarge S.A. are parties to three agreements concerning the sharing of costs for research and development, strategic planning, human resources, communications activities, marketing and technical assistance for the gypsum wallboard division and the use of certain trademarks. In 2001, the Company and Lafarge Canada Inc. recorded expenses under these agreements for the approximate sums of $3,570,000 and Cdn. $3,505,000, respectively. The Company and Lafarge Canada Inc. have entered into agreements with Lafarge S.A. under which Lafarge S.A. pays for certain services provided to Lafarge S.A. by the Company and Lafarge Canada Inc. In 2001, charges to Lafarge S.A. for these services totaled approximately $642,000.

      During 2001, the Company and Lafarge Canada Inc. purchased products from Lafarge S.A. and certain of its affiliates in the ordinary course of business. These purchases totaled approximately $51,780,000 and Cdn. $624,000 for the Company and Lafarge Canada Inc., respectively.

      Messrs. Collomb, Kasriel, Lefèvre, Murdoch and Rose are also directors or officers of Lafarge S.A.

      Mr. Tanenbaum, his family and certain family trusts own 100% of the capital stock of Kilmer Van Nostrand Co. Limited, from whom the Company acquired the Warren Paving & Materials Group Limited in December 2000. On its due date, April 18, 2001, the Company paid in full the Cdn $25,000,000 interest free promissory note payable to Kilmer Van Nostrand that had been issued as part of the consideration for such acquisition. Also, on its due date, December 29, 2001, Kilmer Van Nostrand paid in full the Cdn $21,637,000 interest free promissory note payable to the Company which had been issued as consideration for the warrant to acquire 4.4 million shares of the Company’s Common Stock at $29.00 per share that Kilmer Van Nostrand acquired in conjunction with the transaction. At December 31, 2001, Kilmer Van Nostrand continued to hold the Cdn $166,434,000 of preferred stock of LCI — Warren Merger Inc., an indirect subsidiary of the Company, that Kilmer Van Nostrand acquired in conjunction with the Company’s acquisition of Warren Paving. During 2001, LCI — Warren Merger Inc. paid Kilmer Van Nostrand Cdn $10,852,000 in dividends on such preferred stock.

      During the year we entered into an agreement with Lafarge S.A. to manage and operate certain U.S. cement and construction materials businesses that Lafarge S.A. obtained in its acquisition of U.K.-based Blue Circle Industries PLC on July 11, 2001. The agreement grants us management authority for most of Blue

Circle’s U.S. business and provides for a fixed annual management fee plus incentives for improving operating results. The management contract expires on December 31, 2002 and is renewable for one-year periods thereafter. During the period covered by the management contract, the assets being managed remain the property of Lafarge S.A. and the financial results therefrom are not being consolidated as part of Lafarge North America. The company received $5,645,000 in fees during 2001 under this agreement, plus reimbursable expenses of approximately $4.1 million.

      In conjunction with the management agreement, Lafarge S.A. granted the Company an option to purchase the assets being managed. The option is exercisable anytime between July 1, 2002 and December 31, 2004 at a fixed price of $1.4 billion, subject to certain adjustments at the time of the exercise.

      As contemplated by the management agreement, we have been integrating the former Blue Circle U.S. businesses into our existing operational network in North America. To that end, in December 2001 the Company entered into a Supplemental Agreement Regarding Employees and Employee Benefits with Lafarge S.A. and Blue Circle North America, an indirect subsidiary of Lafarge S.A. Pursuant to this agreement, all employees of Blue Circle North America and its subsidiaries employed on December 31, 2001 in connection with the businesses being managed by the Company were transferred, effective January 1, 2002, to the employment of the Company. Under the agreement, Blue Circle North America is to reimburse the Company for costs arising from the Company’s employment of personnel engaged in the Blue Circle North America businesses, which costs are to be invoiced monthly. Further, in accordance with the agreement, Blue Circle North America bore the cost of transferring employment of such employees to the Company and has agreed to bear the cost and expense of returning such employees to Blue Circle North America if the management agreement terminates other than as a result of the exercise by the Company of its option to acquire the Blue Circle assets.

      Under a related agreement, on July 20, 2001 we purchased from Lafarge S.A. for approximately Cdn $20 million certain Blue Circle North American assets that were excluded from the asset management agreement, including sand and gravel operations in Ontario and near Buffalo, New York, two Ontario ready-mixed concrete plants and a cold patch asphalt business with operations in Canada and the U.S.

      We entered into an agreement with John M. Piecuch outlining the terms of his retirement as President and Chief Executive Officer on May 8, 2001. The agreement continued Mr. Piecuch’s compensation as an employee of the Company through July 31, 2001 at his then current salary. The agreement provides that in lieu of relocation expenses Mr. Piecuch is to receive on June 1, 2002 $150,000, less the sum of all indebtedness then owed by Mr. Piecuch to the Company. Such indebtedness totaled $72,000 at December 31, 2001 and per the agreement is to be repaid no later than June 1, 2002. The agreement granted Mr. Piecuch a special $2,850,000 retirement supplement as of August 1, 2001, which, when combined with payments under the Company’s Retirement and Supplemental Executive Retirement Plans, results in level pension payments to Mr. Piecuch beginning August 1, 2001 with 60 payments guaranteed and a 50 percent survivor annuity. Per the agreement, options held by Mr. Piecuch to acquire the Company’s stock continue to vest until December 31, 2003, when they will all fully vest. Unless they terminate earlier in accordance with their terms, all of Mr. Piecuch’s options will terminate May 31, 2004. Finally, the agreement provides that through May 31, 2004, Mr. Piecuch shall not engage in any activity in competition with the Company.

      We entered into an employment agreement with Edward T. Balfe, continuing his employment through May 31, 2002 at an annual salary of $445,000 with adjustments and a bonus determined in accordance with the Company’s normal practices. The agreement provides that Mr. Balfe is to be reimbursed for certain relocation expenses if he moves to Canada anytime prior to May 31, 2003. The agreement grants Mr. Balfe a special retirement supplement equal to $800,000 as of June 1, 2002, to be paid at the Company’s election either as a single cash payment or a pension enhancement. Mr. Balfe is entitled to this retirement supplement only if he remains an employee until May 31, 2002 and is not terminated for cause as detailed in the agreement. The agreement requires Mr. Balfe to repay all indebtedness owed the Company relating to his personal residence no later than May 31, 2003. Finally, the agreement provides that through May 31, 2003, Mr. Balfe shall not engage in any activity in competition with the Company.

      We entered into an employment agreement with Larry J. Waisanen, continuing his employment at an annual salary of $300,000 with adjustments and bonus determined in accordance with the Company’s normal practices; provided that if his employment terminates other than for cause prior to June 30, 2002, any bonus for 2002 would be prorated for the number of months Mr. Waisanen is employed during 2002, such bonus to be paid no later than Mr. Waisanen’s last day of employment. The agreement requires Mr. Waisanen to notify the Company on or before June 30, 2002 whether he intends to resign from the Company as of December 31, 2002. Further, the agreement provides that Mr. Waisanen is to be reimbursed for certain relocation expenses if he moves outside Virginia prior to March 31, 2003.

      So long as his employment is not terminated for cause, the agreement grants Mr. Waisanen a special retirement supplement to be received January 1, 2003. If Mr. Waisanen resigns pursuant to the terms of the agreement as of December 31, 2002, his special retirement supplement shall equal the sum of his annual salary in effect when he gives notice plus the bonus paid him for 2001, but not less than $480,000. If the Company terminates Mr. Waisanen’s employment other than for cause, his special retirement supplement shall equal twice the amount it would have been had he resigned. When combined with payments under the Company’s Retirement and Supplemental Executive Retirement Plans, the special retirement supplement is to result in a level pension starting on January 1, 2003 in the form of a life annuity with 60 payments guaranteed and a 50 percent survivor annuity.

      The agreement requires Mr. Waisanen to repay all indebtedness owed the Company relating to his personal residence no later than March 31, 2003. Finally, the agreement requires Mr. Waisanen not to engage in any activity in competition with the Company through December 31, 2005.

      We entered into a two-year Consulting Agreement with Peter H. Cooke dated January 31, 2002 in connection with his retirement from the Company. Under the agreement, Mr. Cooke agreed to provide up to one hundred days of consulting services annually, for which he is to receive $1,500 per day through December 2002, $1,600 per day during 2003 and $1,700 per day thereafter, plus payment of Mr. Cooke’s expenses and certain taxes by the Company. Further, the Company agreed to pay Mr. Cooke a $60,000 retainer each six months, against which services performed by Mr. Cooke during the period will be billed. Finally, the agreement requires Mr. Cooke to keep Company information in confidence and not to engage in any activity in competition with the Company during the term of the agreement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except to the extent the company specifically incorporates the report by reference therein.

      The primary function of the Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to the Company’s stockholders and others, the systems of internal controls which management and the Board of Directors have established and the audit process. The Audit Committee serves as a focal point for and to facilitate open communications relating to financial, accounting, reporting and internal control matters between the Board of Directors, management, the internal auditors and the Company’s independent accountants.

      The Audit Committee is composed of at least four independent directors who are appointed annually by the Board of Directors. Only independent directors, as defined by the New York Stock Exchange, may serve on the Audit Committee. Members of the Audit Committee must be financially literate and at least one member is required to have an accounting or related financial background. The Audit Committee is required to meet at least three times per year.

      The Audit Committee has the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities and has unrestricted access to members of management and all information relevant to the Committee’s responsibilities. The Audit Committee may retain independent counsel, accountants or others to render assistance in the conduct of any investigation. Finally, the independent accountants are ultimately responsible to the Board of Directors and to the Audit Committee.

      In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

•	The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

•	The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees) and has discussed with the independent accountants matters relating to their independence. Further, the Audit Committee has considered the impact which the independent accountants’ not providing financial information systems design and implementation services has on the independent accountants’ independence.

•	Based on the review and discussion referred to in the immediately preceding three paragraphs, the Audit Committee recommended to the Board of Directors of the Company, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee

Marshall A. Cohen, Chairman

Philippe P. Dauman
Joe M. Rodgers
Lawrence M. Tanenbaum
Gerald H. Taylor

      Each of the members of the Audit Committee is independent as defined under the listing standards of the New York Stock Exchange.

Summary of Audit and Non-Audit Fees

      Below is a summary of the fees paid to Arthur Andersen for the three years ended December 31, 2001 for professional audit and non-audit services:

	2001	2000	1999

Audit fees	$1,311,000	$1,050,000	$950,000

Financial Information Systems Design and Implementation fees	0	0	0

Other fees:
Audits of Employee Benefit Plans	80,000	137,000	151,000
Tax Compliance and Analysis	1,015,000	3,021,000	926,000
Acquisition Audits and Related Services	332,000	0	154,000
Other	101,000	70,000	70,000

Total Other	$1,528,000	$3,228,000	$1,301,000

ITEM 2 — APPROVAL OF 2002 STOCK OPTION PLAN

      At the meeting, stockholders will be asked to adopt the Lafarge North America Inc. 2002 Stock Option Plan. The Board of Directors adopted the 2002 Plan on February 5, 2002, subject to stockholder approval.

      We believe that our long-term success depends upon our ability to attract and retain qualified personnel and to motivate their best efforts on our behalf. Our non-employee directors and key employees, including those of our subsidiaries, are eligible to participate in the 2002 Plan. We believe that the 2002 Plan will be an important part of their compensation, particularly since we have only 146,625 shares of Common Stock available for grant under all of our existing stock option plans as of March 12, 2002.

      The 2002 Plan is included as Appendix “A” to this proxy statement. The principal features of the 2002 Plan are summarized below. This summary is qualified in its entirety by the full text of the 2002 Plan.

Stock Subject to the 2002 Plan

      Up to 6,500,000 authorized but unissued or reacquired shares of Common Stock may be issued under the 2002 Plan pursuant to stock options, stock appreciation rights or as awards of restricted stock. The number of shares issuable shall be adjusted proportionately upon a stock dividend, split or combination of our Common Stock. Upon a reclassification of Common Stock other than through a stock dividend, split or combination and upon a liquidation or reorganization (including a merger, consolidation or sale of assets), the Board may, as it deems appropriate, adjust the number and kind of shares that may be issued under the 2002 Plan pursuant to options and stock appreciation rights then outstanding. No individual may be awarded options or other rights to receive more than an aggregate of 100,000 shares of Common Stock in any calendar year under the 2002 Plan.

Plan Administration

      A committee appointed by our Board of Directors and consisting solely of no fewer than two “non-employee directors” will administer the 2002 Plan. We expect that our Stock Option Committee will administer the 2002 Plan.

      Subject to the terms of the 2002 Plan, the committee may determine which employees are to be granted stock options, stock appreciation rights or bonuses in the form of restricted stock under the 2002 Plan, the number of shares comprising each such award and the nature and terms of each award granted. The committee also has authority to interpret the 2002 Plan and to adopt rules and regulations relating thereto which are not inconsistent with the 2002 Plan. However, the committee has no authority to select persons receiving “non-employee” director options under the Plan or to set the number of shares comprising a “non-employee” director option, the exercise price thereof or the period during which “non-employee” director options may be exercised.

Participants

      Directors of the Company who are not also officers or employees of the Company or its subsidiaries are eligible to receive stock option grants under the 2002 Plan. Each non-employee director shall automatically be granted an option under the 2002 Plan to receive 5,000 shares of Common Stock upon the director’s first appointment or election to the Board of Directors. Each non-employee director shall also automatically be granted an option under the 2002 Plan to receive 1,000 shares of Common Stock as of the date of the first meeting each year of the committee administering the 2002 Plan.

      The committee administering the 2002 Plan will determine which employees of the Company and its subsidiaries are to receive awards under the 2002 Plan.

Stock Options

      Options granted under the 2002 Plan will be non-qualified stock options and are to bear an exercise price of not less than 100% of the fair market value of a share of Common Stock on the date of grant. The exercise price of outstanding options shall be adjusted proportionately upon a stock dividend, split or combination of our Common Stock so that the aggregate purchase price for all shares of Common Stock then subject to options shall remain the same as immediately prior to such dividend, split or combination. Upon a reclassification of Common Stock other than through a stock dividend, split or combination and upon a liquidation or reorganization (including a merger, consolidation or sale of assets), the Board may, as it deems appropriate, adjust the purchase price of those shares that may be issued under the 2002 Plan pursuant to options and stock appreciation rights then outstanding.

      Options granted to non-employee directors under the 2002 Plan shall expire ten years from the date of their grant. The committee administering the 2002 Plan shall determine the date on which each option granted to key employees will expire, which date shall be no later than ten years from the date of grant.

      Options granted to key employees shall be exercisable following one year after the date of grant in one or more installments and in the manner and at the times specified by the committee administering the 2002 Plan. Options granted to non-employee directors have a fixed vesting schedule. One-fourth of the shares of Common Stock subject to options granted to non-employee directors are to be exercisable as of the date of grant for each continuous full year that the recipient served on the Board of Directors prior to such grant date. Thereafter, one-fourth of such shares shall vest on each grant date anniversary until the option is fully vested.

      The exercise price of options granted under the 2002 Plan may be paid in cash (including check, bank draft or money order), by delivering shares of Common Stock which have been owned free of any restrictions for at least six months (valued at their fair market value on the date of exercise) or by any combination of already owned Common Stock and cash. Withholding and other employment taxes applicable to the exercise of options granted to employees must be paid by the optionee upon exercise either by direct payment or by the Company’s withholding of that number of shares of Common Stock having a fair market value equal to the amount required to be withheld.

      An option may be exercised during the optionee’s lifetime only by the optionee. Upon the optionee’s death, his or her options may be exercised by the optionee’s estate or by any person who acquires the right to exercise such option by bequest or inheritance. Vested options may be exercised at any time while the optionee remains a non-employee director or an employee and for three months following his or her termination of service as such, except that if service terminates because of death, disability or retirement under the normal or early retirement provisions of a Company pension or retirement plan, vested options may be exercised during the four years immediately following termination of service.

      Options granted to a key employee cease to vest when the optionee’s service with the Company terminates, except when service terminates because of death, disability or retirement under the normal or early retirement provisions of a Company pension or retirement plan. In that case, if the optionee has served continuously with the Company for ten or more years, his or her options continue to vest in accordance with their terms during the four years immediately following termination of employment. However, if the recipient engages in an activity in competition with the Company during the four year period, all options held by the optionee will cease to vest. No portion of any option granted to a non-employee director would vest after that director’s service on the Board has terminated for any reason.

Stock Appreciation Rights

      Stock appreciation rights may be awarded in connection with option grants made to key employees and are subject to the same terms and conditions as the related option. Stock appreciation rights may not be awarded to non-employee directors. A stock appreciation right entitles the recipient to surrender to the Company all or any portion of the related unexercised option and receive from the Company cash, shares of Common Stock or a combination of cash or shares Common Stock (as determined by the committee administering the 2002 Plan) having a value equal to the excess of the fair market value of a share of Common Stock over the option exercise price, multiplied by the number of shares under the option which are surrendered.

Restricted Stock

      The committee administering the 2002 Plan may award bonuses to key employees in the form of restricted stock. Restricted stock may not be awarded to non-employee directors. All restricted stock awarded under the 2002 Plan will be subject to such restrictions, terms and conditions determined by the committee. The committee may remove, modify or accelerate the release of restrictions on any restricted stock in the event of death or disability of the recipient or for such other reasons as the committee may deem appropriate.

U.S. Federal Income Tax Consequences

      The following is a brief summary of the principal United States federal income tax consequences under current law relating to the award of options, stock appreciation rights and restricted stock under the 2002 Plan. This summary is not exhaustive. Among other things, it does not describe state, local or foreign income tax consequences.

          Stock Options

      All options granted under the 2002 Plan are non-qualified stock options. No income will be recognized by a recipient for federal income tax purposes upon the grant of an option. Upon exercise, an optionee will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized by an employee upon exercise of an option will be subject to withholding. Options are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by an optionee at the time the optionee recognizes income.

      The basis of shares transferred to an optionee pursuant to exercise of an option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of an option, the difference between the amount realized and the basis of such shares will constitute capital gain or loss for federal income tax purposes.

      If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange. The fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not “statutory option stock” (which means stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan, but not through the exercise of a non-qualified stock option) or are statutory option stock with respect to which the applicable holding period has been satisfied, the shares received upon exercise of the option will not be statutory option stock and the optionee’s basis in the number of shares received in exchange for the shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon the exercise will be equal to the fair market value of the shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee’s basis will be allocated among the shares received.

          Stock Appreciation Rights

      A recipient of stock appreciation rights will not recognize income for federal income tax purposes upon the grant of stock appreciation rights. Generally, the recipient will recognize ordinary income on the date of exercise of stock appreciation rights in an amount equal to the cash (if any) and the fair market value of the shares of Common Stock transferred to him or her pursuant to the exercise of stock appreciation rights. Generally, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the recipient due to the exercise of stock appreciation rights at the time of such recognition.

      Income recognized by employees upon the exercise of stock appreciation rights will be considered compensation subject to withholding at the time the income is recognized.

      The basis of any shares of Common Stock transferred to a recipient pursuant to the exercise of stock appreciation rights is equal to the amount the recipient is required to include in income as discussed above. If a recipient sells shares acquired upon exercise of stock appreciation rights, the difference between the amount realized and the basis of such shares will constitute capital gain or loss to the recipient for federal income tax purposes.

          Restricted Stock

      If Common Stock awarded as restricted stock under the 2002 Plan is both subject to a substantial risk of forfeiture and not freely transferable, the recipient of such stock will not recognize income for federal income tax purposes at the time of the award unless he or she affirmatively elects to include in his or her gross income the excess of the value of the Common Stock on the award date over the price, if any, paid for such Common Stock. Without such an election, the recipient must recognize income in the year in which the Common Stock either becomes freely transferable or no longer subject to a substantial risk of forfeiture. The amount of income to be recognized will equal the excess of the fair market value of the Common Stock on the date the Common Stock becomes freely transferable or no longer subject to a substantial risk of forfeiture over the price, if any, paid for such Common Stock. Subject to applicable deduction limitations, the Company may take a deduction equal to the amount of ordinary income recognized by the recipient.

      If Common Stock awarded as restricted stock under the 2002 Plan is not subject to a substantial risk of forfeiture and is freely transferable, the recipient of such stock generally will recognize ordinary income at the time of the award in an amount equal to the excess of the fair market value of the Common Stock on the date of the award over the price, if any, paid for such Common Stock.

      Income recognized by a recipient of Common Stock issued as restricted stock will be considered compensation subject to withholding at the time of exercise. Subject to applicable deduction limitations, the Company may take a deduction equal to the amount of ordinary income recognized by the employee.

      The basis of Common Stock issued under the 2002 Plan as restricted stock will equal the amount the recipient pays for the Common Stock, if anything, plus the amount the recipient must include in income.

      If a recipient of Common Stock issued as restricted stock sells such Common Stock, the difference between the amount realized and the basis of such Common Stock will constitute capital gain or loss for federal income tax purposes.

          Limitations on the Company’s Compensation Deduction

      Section 162(m) of the Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company’s stockholders and meets certain other criteria. Compensation attributable to a stock option or a stock appreciation right is deemed to satisfy the requirements for performance-based compensation if (i) the grant or award is made by a committee of two or more outside directors; (ii) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any employee; and (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award. The 2002 Plan has been designed to enable awards of options and stock appreciation rights granted by the committee administering the plan to qualify as performance-based compensation for purposes of Section 162(m) of the Code. Awards of restricted stock are not exempt from the $1 million deduction limitation under Section 162(m) of the Code.

      The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Canadian Federal Income Tax Consequences

      The following is a brief summary of the principal Canadian federal income tax consequences under current law relating to the award of stock options, stock appreciation rights and restricted stock under the 2002 Plan to Canadian residents. This summary does not address the tax consequences of the transfer of options and stock appreciation rights, nor does it take into account provincial, territorial or foreign income tax legislation or considerations.

          Stock Options

      Under present Canadian federal income tax laws, the grant of stock options creates no tax consequences for the recipient or the Company.

      Generally, unless a deferral election as described below is filed, the recipient will recognize income on the date of exercise of a stock option equal to the “spread” between the exercise price and the fair market value of the Common Stock on the date of exercise. Where certain conditions are satisfied, including that the Common Stock issued under the 2002 Plan is listed on the New York Stock Exchange (or other prescribed stock exchange) and that the Common Stock qualifies as “prescribed shares” at the time of its issue, the recipient may be entitled to elect to defer the taxation of the spread until the year of disposition of the Common Stock or, if earlier, the year the recipient dies or ceases to be resident in Canada. This deferral election is subject to an annual Cdn.$100,000 vesting limit based on the fair market value of the Common Stock at the time of grant.

      Regardless of whether the above deferral election is filed, the amount paid for the Common Stock plus the spread will generally constitute the tax cost of the Common Stock for computing the capital gain or capital loss on its subsequent sale.

      If Common Stock issued under the 2002 Plan qualifies as “prescribed shares” at the time of its issue, the recipient may deduct from the income recognized one-half of the amount of the income.

          Stock Appreciation Rights

      Generally, the same tax consequences as described above with respect to the exercise of stock options will apply to the exercise of stock appreciation rights except that, while the matter is not free from doubt, the deferral election would not be available in respect of any Common Stock acquired on the exercise of stock appreciation rights. Where a recipient acquires Common Stock upon the exercise of a stock appreciation right, the amount included in income will be added in computing the adjusted cost base to him or her of such Common Stock.

          Restricted Stock

      Generally, a recipient will recognize as income for the year in which restricted stock is awarded under the 2002 Plan the amount, if any, by which the value upon issuance of the Common Stock exceeds the amount, if any, paid for such Common Stock. Where a recipient acquires Common Stock pursuant to an award of restricted stock under the 2002 Plan, the amount included in income will be added in computing the adjusted cost base to him or her of such Common Stock.

      Our Board of Directors recommends that you vote FOR approval of the adoption of the 2002 Plan.

ITEM 3 — STOCKHOLDER PROPOSAL

      The Company has been notified that a representative of the Massachusetts State Carpenters Pension Fund (350 Fordham Road, Wilmington, Massachusetts 01887) intends to present the following proposal for consideration at the annual meeting. The Fund owns 700 shares of Common Stock.

      Resolved, that the shareholders of Lafarge North America Inc. (“Company”) request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide non-audit services to our Company.

      Statement of Support: The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

Independent auditors have an important public trust. Investors must be able to rely on issuers’ financial statements. It is the auditor’s opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor’s opinion and will be far less likely to invest in that public company’s securities. (Division of Corporate Finance, Staff Legal Bulletin #14, 7/13/01) (“Bulletin #14”)

      It is critically important to the integrity of the auditing process and the confidence of investors that those firms performing audits for public corporations avoid business relationships that might compromise their independence or raise the perception of compromised judgment. At the heart of the challenge to auditor independence is the growing level of business and financial relationships developing between audit firms and their clients. Bulletin #14 identifies these growing business relationships that threaten auditor independence:

Accounting firms have woven an increasingly complex web of business and financial relationships with their audit clients. The nature of the non-audit services that accounting firms provide to their audit clients has changed, and the revenues from these services have dramatically increased.

      The growth of non-audit revenues represents a trend that has been accelerating dramatically in the last several year’s, with non-audit fees for consulting or advisory services exceeding audit fees at many companies. Our Company is in the category of companies that pays its audit firm more for non-audit advisory services than it does for audit services. The Company’s most recent proxy statement indicated that Arthur Andersen LLP billed the Company $1,050,000 for audit services, while billing $3,228,000 for tax compliance and consulting services.

      We believe that this financial “web of business and financial relationships” may at a minimum create the perception of a conflict of interest that could result in a lack of owner and investor confidence in the integrity of the Company’s financial statements. As long-term shareowners, we believe that the best means of addressing this issue is to prohibit any audit firm retained by our Company to perform audit services from receiving payment for any non-audit services performed by the firm. We urge your support for this resolution designed to protect the integrity of the Company’s auditing and financial reporting processes.

      Our Board of Directors recommends that you vote AGAINST this proposal for the following reasons:

      The Company retains its independent accountants to perform non-audit services when we believe that their expertise, coupled with their knowledge of the Company and our management and financial systems, gives them an advantage in providing effective and efficient services and results. We make these decisions, however, only when we believe that such engagement is consistent with the maintenance of their independence.

      The discretion we exercise when allocating tasks among service providers is essential to the ability of the Board of Directors and the Audit Committee to discharge their responsibilities to the Company and its stockholders. We believe this discretion does not undermine our ability to monitor and ensure our auditor’s independence. As more fully described in the Audit Committee Charter, the Audit Committee obtains on an annual basis written disclosures and a letter from the independent accountants confirming their independence and addressing relationships and services which may impact independence. The Company regularly reviews and evaluates Arthur Andersen’s performance of both audit and non-audit services, fees paid to Arthur Andersen for such services and the effect Arthur Andersen’s non-audit services have on its independence. This practice has resulted in Arthur Andersen performing the following services for the company and receiving the following fees over the last three years:

	2001	2000	1999

Financial Statement Audit and Reviews	$1,311,000	$1,050,000	$950,000
Financial Information Systems Design and Implementation	0	0	0
Audits of Employee Benefit Plans	80,000	137,000	151,000
Tax Compliance and Analysis	1,015,000	3,021,000	926,000
Acquisition Audits and Related Services	332,000	0	154,000
Other	101,000	70,000	70,000

      The discretion we exercise in selecting non-audit service providers is in accord with the guidance recently promulgated by the Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. Further, we annually seek stockholder ratification of our appointment of independent auditors. To this end, we provide our stockholders with information relating to fees paid to our independent accountants as well as disclosure of the Audit Committee’s consideration of the compatibility of our auditor’s provision of non-audit services with its independence. Our disclosures conform to that required by the Securities and Exchange Commission and provide a basis for our stockholders to determine whether to ratify the Company’s selection of independent auditors.

      In light of the consideration we give independence when selecting non-audit service providers and the information we disclose concerning non-audit services performed by our independent accountants, we believe there is little chance for abuse in the performance of non-audit services by our independent accountants and that an arbitrary limitation on the Company’s selection of audit and non-audit service providers offers no benefit to the Company or its stockholders.

      Accordingly, our Board of Directors recommends that you vote AGAINST this proposal and, unless you specify otherwise, your proxy will be so voted if the proposal is presented.

ITEM 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      Arthur Andersen LLP audited the consolidated financial statements of Lafarge North America for the fiscal year ended December 31, 2001. Upon the recommendation of the Audit Committee, at its meeting on February 5, 2002 the Board of Directors appointed Arthur Andersen LLP as the Company’s independent accountants to audit its consolidated financial statements for the fiscal year ending December 31, 2002.

      We expect one or more representatives of Arthur Andersen LLP to attend the meeting, where they will be available to respond to appropriate questions. They also will have an opportunity to make a statement if they so desire.

      Since February 5, events surrounding Arthur Andersen have evolved significantly. As a result, the Audit Committee is considering alternative arrangements that may prove necessary for the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2002. As developments relating to Arthur Andersen unfold, the Audit Committee may recommend to the Board of Directors that a firm other than Arthur Andersen audit the 2002 financial statements and the Board of Directors may appoint a firm other than Arthur Andersen to audit the 2002 financial statements.

      Our Board of Directors recommends that you vote FOR ratification of the appointment of Arthur Andersen as Lafarge North America’s independent accountants for the year ending December 31, 2002.

OTHER MATTERS

Are other matters to be considered at the annual meeting?

      The Company does not expect any other matters to be presented for consideration at the annual meeting other than those matters described within this proxy statement. If any other matters are presented for consideration, the persons named in the enclosed proxy intend to vote in accordance with their judgment on each matter considered.

When must stockholder proposals for the 2003 annual meeting be submitted?

      The Company expects to hold the 2003 annual meeting during the first week of May 2003. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2003 annual meeting may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive office no later than November 28, 2002. In addition, under the SEC’s Rule 14a-4, the persons named in the proxy for the 2003 annual meeting may vote in their discretion with respect to any stockholder proposal that is not submitted to the Company on or before February 17, 2003.

Who will bear the cost of soliciting proxies for the annual meeting?

      The Company will bear the cost of soliciting proxies for the annual meeting. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by telephone or telefax.

How do I obtain a copy of the Company’s Form 10-K Annual Report?

      The Company will send the Company’s Form 10-K Annual Report without charge to any stockholder who requests a copy in writing. Please direct your request to L. Philip McClendon, Senior Vice President-General Counsel and Secretary, Lafarge North America Inc., 12950 Worldgate Drive, Herndon, Virginia 20170.

By Order of the Board of Directors

L. PHILIP MCCLENDON
Senior Vice President - General
Counsel and Secretary

Herndon, Virginia
March 29, 2002

APPENDIX

LAFARGE NORTH AMERICA INC.

2002 STOCK OPTION PLAN

Section I. Purpose

The purpose of the Lafarge North America Inc. 2002 Stock Option Plan (the “Plan”) is to encourage and enable non-employee directors of Lafarge North America Inc. (the “Company”) and key employees of the Company and its subsidiary corporations (“Subsidiary” or “subsidiaries”) as defined under Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees the option to purchase shares of the Common Stock of the Company, par value $1.00 per share (“Stock”), and may award bonuses in the form of Stock subject to the restrictions set forth in Section IX (“Restricted Stock”), as hereinafter set forth. Options to purchase shares of Stock shall be granted automatically, as hereinafter set forth, to members of the Board of Directors of the Company who are not officers or employees of the Company or any Subsidiary (“Nonemployee Directors”). Options granted to employees of the Company and its Subsidiaries and options granted to Nonemployee Directors are referred to herein as “Employee Options” and “Director Options”, respectively, and collectively as “Options”. Options granted under the Plan shall be nonqualified stock options which shall not be treated as incentive stock options under Section 422 of the Code.

Section II. Administration of the Plan

The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) and consisting of two or more directors of the Company; provided, however, that (i) the Committee shall be constituted in a manner that satisfies the requirements of Section 162(m) of the Code and the rules and regulations thereunder, which Committee shall administer the Plan with respect to “performance-based compensation” for all employees who are reasonably expected to be “covered employees” as those terms are defined in Section 162(m) of the Code and the rules and regulations thereunder, and (ii) the Committee shall be constituted in a manner that satisfies the requirements of Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which Committee shall administer the Plan with respect to all persons who are subject to Section 16 of the Exchange Act in a manner that satisfies the requirements of Rule 16b-3 under Section 16(b) of the Exchange Act.

The Committee shall have sole authority to determine the employees who are to be granted Employee Options and stock appreciation rights or awarded Restricted Stock from among those eligible hereunder and to establish the number of shares of Stock to be optioned to each, the number of stock appreciation rights to be granted to each and the number of shares to be awarded to each in the form of Restricted Stock, after taking into consideration the position held, the duties performed, the compensation received, the services expected to be rendered by such employee and other relevant factors. The Committee is authorized to interpret the Plan, and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan; provided, however, that the Committee shall have no authority, discretion or power to select the persons who will receive Director Options, to set the number of shares to be covered by any Director Option, to set the exercise price or the period within which Director Options may be exercised or to alter any other terms or conditions specified herein, except in connection with the administration of the Plan subject to the express provisions hereof. A majority (but not fewer than two) of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority (but not fewer than two) of the members of the Committee, shall be deemed the acts of the Committee. All decisions made by the Committee in selecting the employees to whom Employee Options and stock appreciation rights shall be granted or Restricted Stock shall be awarded, in establishing the number of shares that may be issued under each Employee Option or awarded as Restricted Stock to employees and the terms of grants and awards under the Plan and in construing the provisions of the Plan shall be final. No member of the Committee shall be

i

liable for any action taken, failure to act, determination or interpretation made in good faith with respect to the Plan or any Option and stock appreciation right granted or Restricted Stock awarded under the Plan.

Section III. Shares Subject to the Plan

The aggregate number of shares of Stock issued under Options or awarded in the form of Restricted Stock under this Plan shall not exceed 6,500,000 shares. Such shares of Stock may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares of Stock that remain unissued and that are not subject to outstanding Options and have not been awarded in the form of Restricted Stock at the termination of the Plan shall cease to be subject to the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, or any Stock previously awarded as Restricted Stock be forfeited, the shares of Stock subject to such Option at the time of its expiration or termination and the shares of Restricted Stock so forfeited will again be available for grant or award under the Plan. The aggregate number of shares of Stock that may be issued under the Plan shall be subject to adjustment as provided in Section XI hereof. Exercise of an Option or a related stock appreciation right in any manner shall result in a decrease in the number of shares of Stock that may thereafter be available for purposes of the Plan by the number of shares of Stock as to which the Option or right is exercised (whether or not, in the case of a stock appreciation right, such number of shares is actually issued).

Section IV. Eligibility

The Committee shall determine and designate, at any time or from time to time, the key employees of the Company and the Subsidiaries to whom Employee Options are to be granted or Restricted Stock is to be awarded, but subject to the terms and conditions set forth below:

(a) The Committee may authorize the grant of Employee Options and the award of Restricted Stock only to individuals who are key employees (including officers and directors who are also key employees) of the Company or a Subsidiary at the time the Option is granted or the Restricted Stock is awarded. Options may be granted or Restricted Stock awarded to the same employee on more than one occasion.

(b) The aggregate number of shares of Stock that may be subject to Employee Options and stock appreciation rights granted or Restricted Stock awarded under the Plan to any one employee during any calendar year shall not exceed 100,000.

Section V. Option Price

The Option price per share of Stock underlying each Employee Option shall be fixed by the Committee at the time the Option is granted, but shall not be less than 100% of the fair market value of the Stock at the time of the granting of the Option. The Option price per share of Stock underlying each Director Option shall be 100% of the fair market value of the Stock at the time of the granting of the Option. For purposes of the Plan, the fair market value of Stock on any particular date shall be the mean of the high and low sales prices of publicly traded shares of Stock on the date in question as reported on the Composite Transactions reporting system or, if the Stock is listed on a U.S. national securities exchange, the last sales price reported on such exchange on that date, provided, that if there are no sales of Stock on the date in question, then such determination shall be made on the basis of sales of Stock on the last preceding date for which such sales are reported.

Section VI. Option Term

The expiration date of an Employee Option shall be determined by the Committee at the time of grant, but shall in no event be later than ten years from the date of grant. The expiration date of each Director Option shall be the date that is ten years from the date of grant.

Section VII. Option Agreements

Each Option shall be evidenced by an option agreement (“Option Agreement”) and shall contain such terms and conditions not inconsistent with the provisions of the Plan as may be approved by the Committee. The terms and conditions of the respective Option Agreements evidencing Employee Options need not be identical and may be amended by the Committee from time to time, subject to the provisions of the Plan; provided, however, that in no event shall an Option Agreement be amended after the date of grant of the Option in a manner that will reduce the Option price. The terms and conditions of the respective Option Agreements evidencing Director Options shall be identical, to the extent practicable, and may be amended by the Committee as necessary to ensure compliance with the provisions of the Plan. Payment of the purchase price of any Option exercised shall be made to the Company either (i) in cash (including check, bank draft or money order) or (ii) by delivering shares of Stock already owned by the optionee (or by his or her permitted transferees as contemplated by Section VIII(d) or X(e) hereof) and which have been owned, free of any restrictions, for at least six months, duly endorsed for transfer or (iii) a combination of such Stock and cash. The fair market value of any Stock so delivered shall be determined on the same basis as provided in Section V hereof. An Option Agreement evidencing an Employee Option may provide as contemplated by Section VIII(c) hereof.

Section VIII. Exercise of Employee Options

(a) Each Employee Option granted under the Plan shall be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such Option as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Employee Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of three months from the date of the termination of the optionee’s employment with the Company or any parent or subsidiary corporation of the Company (an “Affiliate”) within the meaning of Section 424(e) and (f) of the Code for any reason other than death, disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or an Affiliate, or (iii) the expiration of four years from the date of the termination of the optionee’s employment with the Company or an Affiliate by reason of death, disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or an Affiliate. Following termination of an optionee’s employment, his or her Employee Options shall be exercisable during the applicable period described in clause (ii) or (iii) of the preceding sentence to the extent such Options were exercisable on the date of termination, except that if an optionee has completed at least ten years of continuous service as an employee of the Company and its Affiliates at the time of termination of the optionee’s employment with the Company or any Affiliate by reason of death, disability or retirement as described in clause (iii), all Employee Options held by such optionee (or his or her permitted transferees as contemplated by Section VIII(d) hereof) shall continue to vest during the four-year period described in clause (iii), in accordance with their terms, unless thereafter terminated in accordance with any other provision of the Plan or the applicable Option Agreement; provided, however, that if the optionee engages in any Competitive Activity during such four-year period, such Employee Options shall cease vesting on the date immediately preceding the commencement of the Competitive Activity. Transfer of employment without interruption of service between or among the Company and its Affiliates shall not be considered to be a termination of employment for purposes of the Plan. The foregoing provisions of this subsection (a) and any other provision of the Plan to the contrary notwithstanding, the otherwise unexpired portion of any Employee Option granted hereunder shall expire and become null and void immediately upon an optionee’s termination of employment with the Company or an Affiliate by reason of such optionee’s fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate. Nothing in this paragraph or in any other provision of the Plan shall cause the period during which an Employee Option may be exercised to be extended beyond the period specified in clause (i) or in clause (ii) or (iii), as applicable, of the first sentence of this paragraph.

For purposes of this Section VIII(a), “Competitive Activity” means (i) engaging directly or indirectly, alone or as a shareholder, partner, director, officer, member, manager, employee of or consultant to any other business organization, in any business activities in North America that relate to the manufacture, sale, marketing or distribution of cement, ready-mixed concrete, other concrete products, asphalt, construction materials, aggregates, gypsum wallboard or related products or any other products that may be manufactured, sold, marketed or distributed by the Company or its Affiliates at the time of termination of the optionee’s employment (the “Designated Industry”); (ii) directly or indirectly soliciting or encouraging any customer of the Company or its Affiliates to divert its business to any competitor of the Company; (iii) directly or indirectly soliciting or encouraging any director, officer, employee of or consultant to the Company or its Affiliates to end his or her relationship with the Company or an Affiliate or to commence any such relationship with any competitor of the Company; or (iv) divulging to any person or entity other than the Company and its Affiliates any proprietary or confidential information of the Company and its Affiliates without the prior written permission of the Company. “Competitive Activity” shall not include the ownership of less than five percent of the common stock of a publicly traded corporation conducting business activities in the Designated Industry.

(b) Each Employee Option granted hereunder shall be exercisable in full or in such annual installments as may be determined by the Committee at the time of the grant; provided, however, that the Committee in its discretion may subsequently accelerate the exercise date of an Employee Option. The right to purchase shares of Stock shall be cumulative so that when the right to purchase any shares of Stock has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Employee Option.

(c) If the Committee grants stock appreciation rights in connection with an Employee Option, such rights shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent the Option is exercisable. Stock appreciation rights shall be granted only in connection with an Employee Option. A right shall entitle the optionee to surrender to the Committee the related unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor cash, shares of Stock, or a combination of cash and Stock, having an aggregate value equal to (i) the excess of the fair market value of one share of Stock over the Option price, times (ii) the number of shares of Stock called for by the Option, or portion thereof, which is surrendered. The number of shares of Stock which may be received pursuant to the exercise of a right may not exceed the number of shares of Stock called for by the Option, or portion thereof, which is surrendered. No fractional shares of Stock will be issued. The Committee shall have the right to determine whether the Company’s obligation shall be paid in cash, shares of Stock, or a combination of cash and Stock. The Committee may establish a maximum appreciation value which would be awardable under any granted right or rights.

(d) Except as provided in this subsection (d), no Employee Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by the optionee. Employee Options granted hereunder may be transferred by the optionee thereof to one or more permitted transferees; provided that (i) there may be no consideration for such transfer (other than interests in a family trust, partnership or limited liability company as contemplated in clauses (ii) and (iii) of the definition of “permitted transferees” below), (ii) the optionee (or such optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of the Options, (iii) the optionee shall notify the Company in writing that such transfer has occurred, the identity and address of the permitted transferee and the relationship of the permitted transferee and (iv) such transfer shall be effected pursuant to transfer documents in a form approved from time to time by the Committee. To the extent any Employee Options transferred pursuant to this Section VIII(d) are not fully exercisable as of the date of transfer thereof, the optionee shall specify in the transfer document whether and to what extent the transferred Options (if less than all of the Options subject to the applicable Option Agreement) are exercisable, subject to the limitations on exercisability contained in the applicable Option Agreement. Furthermore, to the extent the optionee transfers Employee Options that are not exercisable as of the date of transfer and such Options are less than all of the Options subject to the applicable Option

Agreement, the optionee shall specify in the transfer documents, subject to the limitations on exercisability contained in the applicable Option Agreement, when the transferred Options become exercisable under the applicable Option Agreement subsequent to such transfer. A permitted transferee may not further assign or transfer the transferred Employee Options otherwise than by will or the laws of descent and distribution. Following any permitted transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of relationship in Section VIII(a) hereof shall continue to be applied with respect to the optionee, following which the Employee Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section VIII(a). The term “permitted transferees” shall mean one or more of the following: (i) any member of the optionee’s immediate family; (ii) a trust established primarily for the benefit of one or more members of such immediate family; (iii) a partnership or limited liability company in which such immediate family members are the only partners or members; or (iv) any other entity that is approved by the Committee in its discretion and that is established by the optionee or the optionee’s immediate family members for estate planning purposes. The term “immediate family” is defined for such purpose as spouses, parents, children, stepchildren and grandchildren, including relationships arising from adoption. The provisions of this subsection (d) shall also apply to any stock appreciation rights granted in connection with Employee Options.

(e) Nothing in this Section shall operate to extend the period of exercise of an Employee Option beyond the expiration date specified in the Option Agreement.

Section IX. Restricted Stock

The Committee may from time to time, in its sole discretion, award bonuses in the form of Restricted Stock to persons eligible to receive awards of Restricted Stock under Section IV. All Restricted Stock awarded under the Plan shall be subject to such restrictions, terms and conditions, if any, as may be determined by the Committee. The Committee may in its sole discretion remove, modify or accelerate the release of restrictions on any Restricted Stock in the event of death or disability of the recipient of such Restricted Stock, or for such other reasons as the Committee may deem appropriate. Nonemployee Directors shall not be eligible to receive awards of Restricted Stock under this Plan.

Any certificate or certificates representing shares of Restricted Stock shall bear a stamped or printed notice on the face thereof to the effect that such shares have been awarded pursuant to the terms of the Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as set forth in the terms of such award. If the Committee so determines, the certificates representing Restricted Stock shall be deposited by the recipient with the Company or an escrow agent designated by the Company until the restrictions thereon have lapsed or have been removed in accordance with the provisions of this Section. Upon the lapse of the restrictions or removal thereof by the Committee, new unrestricted certificates for the number of shares on which the restrictions have lapsed or been removed shall, upon request by the recipient of the Restricted Stock, be issued in exchange for such restricted certificates.

Section X. Director Options

In addition to the other provisions of this Plan relating to Director Options, the following provisions shall govern the grant and exercise of Director Options under the Plan:

(a) Director Options shall be granted to Nonemployee Directors in accordance with the following; provided, however, that a Nonemployee Director may decline to accept any Director Option by giving notice to such effect to the Committee or by refusing to execute an Option Agreement relating to the Option:

(1) a Director Option representing the right to purchase 5,000 shares of Stock shall be granted automatically to each new Nonemployee Director on and effective as of the date on which such person is first elected or appointed to serve as a Nonemployee Director, provided, that if a Nonemployee Director who has received a Director Option under this subsection (a)(1) ceases

v

serving as a director and is subsequently elected or appointed as a Nonemployee Director, he or she shall not receive a second Director Option pursuant to this subsection (a)(1); and

(2) a Director Option representing the right to purchase 1,000 shares of Stock shall be granted automatically on and effective as of the date of the first meeting of the Committee in each year, beginning with the year 2003, to each person who is a Nonemployee Director of the Company on such date (including persons who have previously received Director Options under the Plan);

provided, however, that if as of the effective date of any grant of Director Options there are not sufficient shares available under the Plan to allow for the grant to each Nonemployee Director of a Director Option for the number of shares provided herein, then each Nonemployee Director shall be granted an option for a pro rata portion of the total number of shares then available (disregarding fractional shares). Any provision of this Plan to the contrary notwithstanding,, in no event shall a Nonemployee Director receive a Director Option under (1) or (2) above if such Nonemployee Director receives on the same date an option to purchase shares of Stock under any other option plan of the Company or an Affiliate.

(b) Each Director Option shall vest in accordance with the following:

(1) one-fourth of the shares subject to the Director Option shall be vested at the date of grant of the Director Option for each continuous full year of service by the grantee on the Board prior to such date of grant; and

(2) if the Director Option is not fully vested on the date of grant, one-fourth of the Shares subject thereto shall vest on each anniversary of the date of commencement of the grantee’s service on the Board until the Director Option is fully vested, provided, however, that no portion of any Director Option shall vest after the Nonemployee Director’s service on the Board has terminated for any reason.

(c) Each Director Option shall be exercisable in whole at any time and in part from time to time to the extent such Director Option has vested in accordance with the foregoing; provided, however, that the otherwise unexpired portion of any Director Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such option was granted, (ii) the expiration of three months from the date of the termination of the Nonemployee Director’s service on the Board for any reason other than death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for Nonemployee Directors or (iii) the expiration of four years from the date of the termination of the Nonemployee Director’s service on the Board by reason of death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for Nonemployee Directors. Following termination of a Nonemployee Director’s service on the Board, his or her Director Options shall be exercisable during the applicable period described in clause (ii) or (iii) of the preceding sentence to the extent such Options were exercisable on the date of termination. The foregoing provisions of this subsection (c) and any other provision of this Plan to the contrary notwithstanding, the otherwise unexpired portion of any Director Option granted hereunder shall expire and become null and void immediately upon termination of the Nonemployee Director’s service on the Board if such termination occurs by reason of such Nonemployee Director’s (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate. The right to purchase shares of Stock shall be cumulative so that when the right to purchase any shares of Stock has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Director Option. Nothing in this paragraph or in any other provision of the Plan shall cause the period during which a Director Option may be exercised to be extended beyond the period specified in clause (i) or in clause (ii) or (iii), as applicable, of the first sentence of this paragraph.

(d) Stock appreciation rights shall not be granted in connection with Director Options.

(e) Except as provided in this subsection (e), no Director Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by the optionee. Director Options granted hereunder may be transferred by the optionee thereof to one or more permitted transferees to the same extent, and subject to the same conditions and limitations, as specified with respect to Employee Options in Section VIII(d) hereof (except that the references therein to Section VIII(a) shall be deemed, for purposes of this Section X(e), to be references to Section X(c) hereof).

(f) The aggregate number of shares of Stock that may be issued under Director Options granted under the Plan to any one Nonemployee Director shall not exceed the lesser of 20,000 shares or 5% of the outstanding shares of Stock.

(g) Nothing in this Section shall operate to extend the period of exercise of a Director Option beyond the expiration date specified in the Option Agreement.

Section XI. Adjustments Upon Recapitalization or Reorganization

In the event the Company shall effect a split of the Stock or dividend payable in Stock (other than pursuant to the Company’s Optional Stock Dividend Plan), or in the event the outstanding Stock shall be combined into a smaller number of shares, the maximum number of shares of Stock as to which Options may be granted and Restricted Stock may be awarded under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Stock in respect of which any Option or related stock appreciation right has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares of Stock still subject to the Option or stock appreciation right shall be increased or decreased proportionately and the purchase price per share of Stock shall be decreased or increased proportionately so that the aggregate purchase price for all of the then optioned shares of Stock shall remain the same as immediately prior to such split, dividend or combination.

In the event of a reclassification of the Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares for which Options, stock appreciation rights or Restricted Stock may be granted or awarded under the Plan and, with respect to outstanding Options and stock appreciation rights, in the number, purchase price and kind of shares covered thereby. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

Section XII. Continuance of Employment or Board Membership

Neither the Plan nor any agreement relating to any Option, stock appreciation right or award of Restricted Stock shall impose any obligation on the Company or an Affiliate to continue to employ any employee or to permit any Nonemployee Director to continue as a director of the Company.

Section XIII. Withholding

The Company shall have the right to withhold taxes, as required by law, from any transfer of cash or Stock to an employee under the Plan or to collect from the person legally responsible therefor, as a condition of any transfer of cash or Stock to an employee or his or her permitted transferees under the Plan, any taxes required by law to be withheld.

(a) Subject to the provisions of paragraphs (b) and (c) of this Section, at any time when an employee is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with an issuance of Stock upon exercise of an Employee Option or stock appreciation right, the employee may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the issuance shares of Stock having a fair market value equal to the amount required to be withheld; provided, however, that such an Election shall not be permitted in connection with any exercise of an Option or stock appreciation right by a transferee thereof. The value of the shares of Stock to be withheld shall be based on the fair market value of such shares as of the date on which shares of Stock are issued to the employee pursuant to exercise of the Option or stock appreciation right (the “Tax Date”). The employee must pay to the Company any difference between the amount required to be withheld by the Company and the value of the shares of Stock so withheld. Any shares of Stock withheld shall not thereafter be available to be subject to an Option granted under the Plan.

(b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections and may provide with respect to any Employee Option or stock appreciation right that the right to make Elections shall not apply to such Option or stock appreciation right. An Election is irrevocable.

(c) If an employee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules and regulations promulgated thereunder, then an Election shall be valid only if expressly approved by the Committee prior to the Tax Date.

Section XIV. Legal Restrictions

Nothing herein or in any Option Agreement shall require the Company to sell or issue any Stock pursuant to an Option that has been transferred as contemplated by Section VIII(d) or X(e) if such sale or issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended (the “Securities Act”), or any similar or succeeding statute or statutes, as then in effect. At the time of any grant or exercise of any Options, or sale or issuance of Stock pursuant thereto, the Company may, as a condition precedent to the sale or issuance of such Stock, require from the holder of the Options (or in the event of such holder’s death, his or her representatives, legatees or distributees) such written representations, if any, concerning his or her intentions with regard to the retention or disposition of the Stock being acquired, and such written covenants and agreements, if any, as to the manner of disposal of such Stock as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such holder (or his or her legal representatives, legatees or distributees) will not involve a violation of the Securities Act, or any similar or succeeding statute or statutes, or any other applicable federal or state statute, rule or regulation, as then in effect. Certificates for Stock, when issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, and may or may not be immediately transferable.

Section XV. Amendment or Termination of the Plan

The Board in its discretion may terminate the Plan at any time with respect to any shares of Stock for which Options have not theretofore been granted or that have not been awarded as Restricted Stock. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no such change may be made which would impair the rights of the optionee under any outstanding Option or the recipient of Restricted Stock without the consent of such optionee or recipient; and provided further, that the Board may not, without the approval of the stockholders of the Company, make any alteration or amendment that would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares of Stock that may be issued pursuant to the provisions of the Plan, or materially modify the requirements for participation in the Plan or that is otherwise required by law or regulations to be approved by the stockholders.

Section XVI. Effectiveness and Expiration of the Plan

If adopted by the Board and approved by the vote of the holders of a majority of the stock of the Company present or represented and voting on the matter at a meeting of stockholders duly called and held for such purpose, or at an annual meeting thereof, the notice of which has specified that action is to be taken on the Plan, and the Committee shall have been advised by legal counsel for the Company that in the opinion of such counsel all applicable requirements of law precedent to its becoming effective have been fully met, then the Plan shall become effective as of May 15, 2002, or as soon thereafter as the aforesaid requirements have been met. The Plan shall expire five years after the effective date of the Plan. If the stockholders of the Company fail so to approve the Plan, the Plan shall thereupon terminate and all Options previously granted and all awards of Restricted Stock under the Plan shall become void and of no effect. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or by the Board.

(FRONT OF CARD)

LAFARGE NORTH AMERICA INC.

Proxy for Annual Meeting of Stockholders
May 7, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bertrand P. Collomb, John D. Redfern and Philippe R. Rollier (acting by majority or, if only one be present, by that one alone), and each of them, proxies, with power of substitution in each, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock of Lafarge North America Inc. (the “Company”) standing in the name of the undersigned on March 12, 2002, at the Annual Meeting of Stockholders to be held on May 7, 2002 in Reston, Virginia, and at any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” APPROVAL OF THE 2002 STOCK OPTION PLAN, “AGAINST” THE STOCKHOLDER PROPOSAL PRESENTED AS ITEM 3, AND “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS, WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

PLEASE VOTE, DATE AND SIGN ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

This proxy should be signed exactly as your name(s) appear(s) hereon. Joint owners should both sign. If signing as attorney, executor, guardian, or in some other representative capacity, or as officer of a corporation, please indicate your capacity or title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

(BACK OF CARD)

[x] PLEASE MARK VOTES AS IN THIS EXAMPLE
LAFARGE NORTH AMERICA INC.				For All Nominees	With held	For All except
		1.	Election of Directors	[ ]	[ ]	[ ]
			The nominees are:

Mark box at right if an address change or comment has been noted on the reverse side of this card. I PLAN TO ATTEND THE MEETING.	[ ] [ ]		MARSHALL A. COHEN BERTRAND P. COLLOMB PHILIPPE P. DAUMAN BERNARD L. KASRIEL JACQUES LEVÈVRE PAUL W. MACAVOY	CLAUDINE B. MALONE GWYN MORGAN ROBERT W. MURDOCH BERTIN F. NADEAU JOHN D. REDFERN	JOE M. RODGERS PHILIPPE ROLLIER MICHEL ROSE LAWRENCE M. TANENBAUM GERALD H. TAYLOR

			INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, MARK THE “FOR ALL EXCEPT” BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S) IN THE LIST PROVIDED ABOVE.

				For	Against	Abstain

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.		2.	Approval of the 2002 Stock Option Plan.	[ ]	[ ]	[ ]

Please be sure to sign Date and date this Proxy.		3.	Approval of the Stockholder Proposal relating to independent accountants.	[ ]	[ ]	[ ]
		4.	Ratification of appointment of Arthur Andersen LLP as independent accountants.	[ ]	[ ]	[ ]

Stockholder sign here Co-owner sign here		5.	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

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